                                                                     EXHIBIT 4.1

                                                                  CONFORMED COPY









                                 $1,750,000,000



                            364-DAY CREDIT AGREEMENT


                                   dated as of


                                February 13, 1998


                                      among


                          Tyco International (US) Inc.,

                             The Banks Listed Herein


                                       and


                   Morgan Guaranty Trust Company of New York,
                                    as Agent

                                TABLE OF CONTENTS

                             ----------------------

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                                                                                   PAGE
                                                                                   ----

                                    ARTICLE 1
                                   DEFINITIONS
SECTION 1.01.  Definitions........................................................   1
SECTION 1.02.  Accounting Terms and Determinations................................  16
SECTION 1.03.  Types of Borrowings................................................  16

                                    ARTICLE 2
                                   THE CREDITS

SECTION 2.01.  Commitments to Lend................................................  17
SECTION 2.02.  Notice of Committed Borrowing......................................  17
SECTION 2.03.  The Money Market Borrowings........................................  17
SECTION 2.04.  Notice to Banks; Funding of Loans..................................  21
SECTION 2.05.  Promissory Notes...................................................  22
SECTION 2.06.  Maturity of Loans..................................................  23
SECTION 2.07.  Interest Rates.....................................................  23
SECTION 2.08.  Facility Fee.......................................................  26
SECTION 2.09.  Optional Termination or Reduction of Commitments...................  27
SECTION 2.10.  Mandatory Termination of Commitments...............................  27
SECTION 2.11.  Optional Prepayments...............................................  27
SECTION 2.12.  General Provisions as to Payments..................................  27
SECTION 2.13.  Funding Losses.....................................................  28
SECTION 2.14.  Computation of Interest and Fees...................................  28
SECTION 2.15.  Regulation D Compensation..........................................  28
SECTION 2.16.  Method of Electing Interest Rates..................................  29

                                    ARTICLE 3
                                   CONDITIONS

SECTION 3.01.  Effectiveness......................................................  31
SECTION 3.02.  Existing Agreements................................................  32
SECTION 3.03.  Borrowings.........................................................  34
SECTION 3.04.  New Borrower.......................................................  34

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power......................................  36
SECTION 4.02.  Corporate and Governmental Authorization; No Contravention.........  37

                                                                                   PAGE
                                                                                   ----
SECTION 4.03.  Binding Effect.....................................................  37
SECTION 4.04.  Financial Information..............................................  37
SECTION 4.05.  Litigation.........................................................  37
SECTION 4.06.  Compliance with ERISA..............................................  37
SECTION 4.07.  Environmental Matters..............................................  38
SECTION 4.08.  Taxes..............................................................  38
SECTION 4.09.  Subsidiaries.......................................................  38
SECTION 4.10.  Not an Investment Company..........................................  39
SECTION 4.11.  Full Disclosure....................................................  39

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.01.  Information........................................................  39
SECTION 5.02.  Payment of Obligations.............................................  41
SECTION 5.03.  Maintenance of Property; Insurance.................................  41
SECTION 5.04.  Conduct of Business and Maintenance of Existence...................  42
SECTION 5.05.  Compliance with Laws...............................................  42
SECTION 5.06.  Inspection of Property, Books and Records; Confidentiality.........  43
SECTION 5.07.  Limitation on Restrictions on Subsidiary Dividends and Other
               Distributions......................................................  44
SECTION 5.08.  Debt...............................................................  46
SECTION 5.09.  Fixed Charge Coverage..............................................  46
SECTION 5.10.  Negative Pledge....................................................  46
SECTION 5.11.  Consolidations, Mergers and Sales of Assets........................  48
SECTION 5.12.  Use of Proceeds....................................................  49
SECTION 5.13.  Transactions with Affiliates.......................................  49
SECTION 5.14.  Additional Subsidiary Guarantors...................................  49

                                    ARTICLE 6
                                    DEFAULTS

SECTION 6.01.  Events of Defaults.................................................  50
SECTION 6.02.  Notice of Default..................................................  52


                                    ARTICLE 7
                                    THE AGENT

SECTION 7.01.  Appointment and Authorization......................................  52
SECTION 7.02.  Agent and Affiliates...............................................  52
SECTION 7.03.  Action by Agent....................................................  52

SECTION 7.04.  Consultation with Experts..........................................  53
SECTION 7.05.  Liability of Agent.................................................  53
SECTION 7.06.  Indemnification....................................................  53
SECTION 7.07.  Credit Decision....................................................  53
SECTION 7.08.  Successor Agent....................................................  53
SECTION 7.09.  Agent's Fee........................................................  54

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair...........  54
SECTION 8.02.  Illegality.........................................................  55
SECTION 8.03.  Increased Cost and Reduced Return..................................  55
SECTION 8.04.  Taxes..............................................................  57
SECTION 8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans..........  58
SECTION 8.06.  Substitution of Bank...............................................  59

                                    ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.01.  Notices............................................................  59
SECTION 9.02.  No Waivers.........................................................  60
SECTION 9.03.  Expenses; Indemnification..........................................  60
SECTION 9.04.  Sharing of Set-Offs................................................  60
SECTION 9.05.  Amendments and Waivers.............................................  61
SECTION 9.06.  Successors and Assigns.............................................  61
SECTION 9.07.  Collateral.........................................................  63
SECTION 9.08.  Governing Law; Submission to Jurisdiction..........................  63
SECTION 9.09.  Counterparts; Integration..........................................  64
SECTION 9.10.  Waiver of Jury Trial...............................................  64
SECTION 9.11.  Judgment Currency..................................................  64

Commitment Schedule
Exhibit A - Promissory Note
Exhibit B - Money Market Quote Request
Exhibit C - Invitation for Money Market Quotes
Exhibit D - Money Market Quote
Exhibit E-1 - Opinion of General Counsel of the Borrower
Exhibit E-2 - Opinion of General Counsel on Behalf of the Parent Guarantor Exhibit F - Opinion of Special Counsel for the Agent
Exhibit G - Assignment and Assumption Agreement
Exhibit H - Form of Subsidiary Guarantee
Exhibit I - Form of Subsidiary Counsel Opinion

Exhibit J - Form of Parent Guarantee
Exhibit K - Form of Parent Counsel Opinion
Exhibit L - Form of New Borrower Agreement
Exhibit M - Form of Tyco Luxembourg Counsel Opinion

                       EXTENDIBLE 364-DAY CREDIT AGREEMENT


         AGREEMENT dated as of February 13, 1998 among TYCO INTERNATIONAL (US) INC., the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.



         The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "ACQUISITION" means the acquisition by the Borrower and certain of its Affiliates of the Sherwood-Davis & Geck Division of American Home Products Corporation on substantially the terms and conditions heretofore disclosed to the Banks.

         "ADJUSTED CD RATE" has the meaning set forth in Section 2.07(b).

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

         "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The fact that an Affiliate of a Person is a member of a law firm that renders services to such Person or its Affiliates does not mean that the law firm is an Affiliate of such Person.

         "AGENT" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks under the Financing Documents, any successor agent that becomes the Agent pursuant to Section 7.08, and the respective corporate successors of the foregoing acting in such capacity.

         "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "APPLICABLE MARGIN" has the meaning set forth in Section 2.07(h).

         "ASSESSMENT RATE" has the meaning set forth in Section 2.07(b).

         "ASSIGNEE" has the meaning set forth in Section 9.06(c).

         "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and the respective corporate successors of the foregoing.

         "BANK AFFILIATE" means, with respect to the Agent or any Bank, any Person controlling, controlled by or under common control with the Agent or such Bank, as the case may be.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BASE RATE LOAN" means a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Section 2.07(a) or Article 8.

         "BORROWER" means (i) until the New Borrower Date, Tyco US and (ii) on and after the New Borrower Date, Tyco Luxembourg.

         "BORROWING" has the meaning set forth in Section 1.03.

         "CD BASE RATE" has the meaning set forth in Section 2.07(b).

         "CD LOAN" means a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

         "CD RATE" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

         "CD REFERENCE BANKS" means The Hongkong and Shanghai Banking Corporation Limited, Commerzbank AG and Morgan Guaranty Trust Company of New York.

         "COMMITMENT" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite the name of such Bank on the Commitment Schedule and (ii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to it pursuant to Section 9.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.09 or 9.06(c).

         "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

         "COMMITTED BORROWING" has the meaning set forth in Section 1.03.

         "COMMITTED LOAN" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term Committed Loan shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "CONDUIT" means a special purpose corporation which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business.

         "CONDUIT DESIGNATION" has the meaning set forth in Section 9.06(f).

         "CONSENTS" has the meaning set forth in Section 4.01.

         "CONSOLIDATED ASSETS" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such time.

         "CONSOLIDATED DEBT" means, at any date, the aggregate amount of Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date; provided that (i) if a Permitted Receivables Transaction is outstanding at such date and is accounted for as a sale of accounts receivable under generally accepted accounting principles, Consolidated Debt determined as aforesaid shall be adjusted to include the additional Debt, determined on a consolidated basis as of such date, which would have been outstanding at such date had such Permitted Receivables Transaction been accounted for as a borrowing at such date and (ii) Consolidated Debt shall in any event include all Debt of any Person other than the Borrower or a Consolidated Subsidiary which is Guaranteed by the Borrower or a Consolidated Subsidiary, except that Consolidated Debt shall not include Debt of a joint venture, partnership or similar entity which is Guaranteed by the Borrower or a Consolidated Subsidiary by virtue of the joint venture, partnership or similar arrangement with respect to such entity or by operation of applicable law (and not otherwise) so long as the aggregate outstanding principal amount of all such excluded Debt at any date does not exceed $50,000,000.

         "CONSOLIDATED EBIT" means, for any fiscal period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense and (ii) federal, state and local income tax expense.

         "CONSOLIDATED INTEREST EXPENSE" means, for any fiscal period, (without duplication) (i) the consolidated interest expense of the Borrower and its Consolidated Subsidiaries for such period minus (ii) the consolidated interest income of the Borrower and its Consolidated Subsidiaries for such period, if, and only if, such consolidated interest income is equal to or less than $5,000,000, plus (iii) if a Permitted Receivables Transaction outstanding during such period is accounted for as a sale of accounts receivable under generally accepted accounting principles, the additional consolidated interest expense that would have accrued during such period had such Permitted Receivables Transaction been accounted for as a borrowing during such period, in each case determined on a consolidated basis.

         "CONSOLIDATED NET INCOME" means, for any fiscal period, the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis after eliminating therefrom all Extraordinary Gains and Losses. "EXTRAORDINARY GAINS AND LOSSES" means and includes, for any fiscal period, all extraordinary gains and losses and all other material non-recurring non-cash items of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis and, in addition, includes, without limitation, gains or losses from the discontinuance of operations and gains or losses of the Borrower and its Consolidated Subsidiaries for such period resulting from the sale, conversion or other disposition of material assets of the Borrower or any Consolidated Subsidiary other than in the ordinary course of business.

         "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date and adjusted so as to exclude the effect of the currency translation adjustment as of such date.

         "CONSOLIDATED SUBSIDIARY" means, at any date, with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such statements were prepared as of such date; unless otherwise specified, Consolidated Subsidiary means a Consolidated Subsidiary of the Borrower.

         "CONSOLIDATED TANGIBLE NET WORTH" means, at any date, (i) Consolidated Net Worth as of such date minus (ii) Intangible Assets as of such date.

         "CONSOLIDATED TOTAL CAPITALIZATION" means, at any date, the sum of Consolidated Debt and Consolidated Net Worth, each determined as of such date.

         "DEBT" of any Person means, at any date, without duplication, (i) the principal amount of all obligations of such Person for borrowed money, (ii) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (it being understood that, subject to the proviso to this definition of "Debt," performance bonds, performance guaranties, letters of credit, bank guaranties and similar instruments shall not constitute Debt of such Person to the extent that the outstanding reimbursement obligations of such Person in respect thereof are collateralized by cash or cash equivalents, which cash or cash equivalents would not be reflected as assets on a balance sheet of such Person prepared in accordance with generally accepted accounting principles), (iii) all obligations of such Person to pay the deferred purchase price of property or services recorded on the books of such Person, except for
(a) trade and similar accounts payable and accrued expenses arising in the ordinary course of business, and (b) employee compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (iv) all obligations of such Person as lessee which are capitalized on the books of such Person in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Debt of others Guaranteed by such Person; provided, however, that Debt shall not include:

                  (A) contingent reimbursement obligations in respect of performance bonds, performance guaranties, bank guaranties or letters of credit issued in lieu of performance bonds or performance guaranties or similar instruments, in each case, incurred by such Person in the ordinary course of business;

                  (B) contingent reimbursement obligations in respect of trade letters of credit, or similar instruments, in each case, incurred by such Person in the ordinary course of business; or

                  (C) contingent reimbursement obligations in respect of standby letters of credit or similar instruments securing self-insurance obligations of such Person;

in each case, so long as the underlying obligation supported thereby does not itself constitute Debt.

         "DEBT RATING" means a rating of the Borrower's long-term debt which is not secured or supported by a guarantee, letter of credit or other form of credit enhancement. If a Debt Rating by a Rating Agency is required to be at or above a specified level and such Rating Agency shall have changed its system of classifications after the date hereof, the requirement will be met if the Debt Rating by such Rating Agency is at or above the new rating which most closely corresponds to the specified level under the old rating system.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "DOMESTIC LOANS" means CD Loans or Base Rate Loans or both.

         "DOMESTIC PARENT" means any Affiliate incorporated under the laws of the United States, any State thereof or the District of Columbia of which Tyco US is a Subsidiary.

         "DOMESTIC RESERVE PERCENTAGE" has the meaning set forth in Section 2.07(b).

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Borrower, any Subsidiary Guarantor and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary Guarantor, are treated as a single employer under
Section 414 of the Internal Revenue Code.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

         "EURO-DOLLAR LOAN" means a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

         "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.07(c) on the basis of a London Interbank Offered Rate.

         "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of The Hongkong and Shanghai Banking Corporation Limited, Commerzbank AG and Morgan Guaranty Trust Company of New York.

         "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.15.

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXISTING AGREEMENTS" means the Existing 364-Day Agreement and the Existing Five-Year Agreement.

         "EXISTING FIVE-YEAR AGREEMENT" means the Five-Year Credit Agreement, dated as of June 27, 1997, among the Borrower, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent for such banks, as amended to the Effective Date.

         "EXISTING 364-DAY AGREEMENT" means the 364-Day Credit Agreement, dated as of June 27, 1997, among the Borrower, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent for such banks, as amended to the Effective Date.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

         "FINAL MATURITY DATE" means the first anniversary of the Termination Date or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "FINANCING DOCUMENTS" means this Agreement, the Subsidiary Guarantees, the Promissory Notes, the New Borrower Agreement and the Parent Guarantee.

         "FIXED RATE LOANS" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

         "GROUP OF LOANS" means, at any time, a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time, (ii) all Euro-Dollar Loans having the same Interest Period at such time or (iii) all CD Loans having the same Interest Period at such time, provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTOR" means the Parent Guarantor and any Subsidiary Guarantor.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "INDEMNITEE" has the meaning set forth in Section 9.03(b).

         "INTANGIBLE ASSETS" means, at any date, the amount (if any) which would be stated under the heading "Costs in Excess of Net Assets of Acquired Companies" or under any other heading relating to intangible assets separately listed, in each case, on the face of a balance sheet of the Borrower and its Consolidated Subsidiaries prepared on a consolidated basis as of such date.

         "INTEREST PERIOD" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter (or such other period of time as may at the time be mutually agreed by the Borrower and the Banks), as the Borrower may elect in such notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month;

         (2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter (or such other period of time as may at the time be mutually agreed by the Borrower and the Banks), as the Borrower may elect in such notice; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

          (3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

          (4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 30 days) as the Borrower may elect in accordance with Section 2.03; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

provided further that:

         (x) any Interest Period applicable to any Loan which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date; and

         (y) any Interest Period applicable to any Loan which would otherwise end after the Final Maturity Date shall end on the Final Maturity Date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "LEVEL I STATUS" exists at any date if, at such date, the Borrower has Debt Ratings at or above the level of A by S&P or A2 by Moody's.

         "LEVEL II STATUS" exists at any date if, at such date, (i) the Borrower has Debt Ratings at or above the level of A- by S&P or A3 by Moody's and (ii) Level I Status does not exist at such date.

         "LEVEL III STATUS" exists at any date if, at such date, (i) the Borrower has Debt Ratings at the level of BBB+ by S&P or Baa1 by Moody's and
(ii) Level I Status and Level II Status do not exist at such date.

         "LEVEL IV STATUS" exists at any date if, at such date, (i) the Borrower has Debt Ratings at the level of BBB by S&P or Baa2 by Moody's and (ii) Level I Status, Level II Status and Level III Status do not exist at such date.

         "LEVEL V STATUS" exists at any date if, at such date, the Borrower has Debt Ratings at the level of BBB- by S&P and Baa3 by Moody's.

         "LEVEL VI STATUS" exists at any date if, at such date, (i) the Borrower has a Debt Rating from neither Rating Agency or (ii) Level I Status, Level II Status, Level III Status, Level IV Status and Level V Status do not exist at such date.

         "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such asset.

         "LOAN" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "LOANS" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(c).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or
(ii) the ability of the Borrower and the Guarantors to perform their obligations under the Financing Documents.

         "MATERIAL DEBT" means Debt (other than (i) the Promissory Notes, (ii) the Subsidiary Guarantees, (iii) any Guarantee by the Borrower of Debt of a Subsidiary, (iv) any Guarantee by a Subsidiary of Debt of the Borrower or another Subsidiary, (v) any Debt of the Borrower owed to a Wholly-Owned Consolidated Subsidiary or (vi) any Debt of a Subsidiary owed to the Borrower or a Wholly-Owned Consolidated Subsidiary) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding $50,000,000.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

         "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 2.03(d).

         "MONEY MARKET ABSOLUTE RATE LOAN" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "MONEY MARKET BORROWING" has the meaning set forth in Section 1.03.

         "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "MONEY MARKET LIBOR LOAN" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

         "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(d).

         "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "MOODY'S" means Moody's Investors Service, Inc., or any successor to such corporation's business of rating debt securities.

         "MULTIEMPLOYER PLAN" means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA either (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions or
(ii) has at any time within the preceding five plan years been maintained, or contributed to, by any Person who was at such time a member of the ERISA Group for employees of any Person who was at such time a member of the ERISA Group.

         "NEW BORROWER AGREEMENT" means an agreement among Tyco US, Tyco Luxembourg and the Agent for the benefit of the Banks, substantially in the form of Exhibit L.

         "NEW BORROWER DATE" has the meaning set forth in Section 3.04.

         "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in Section 2.02 or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.16.

         "OBLIGOR" means, at any time, the Borrower and each Guarantor at such time.

         "PARENT" means, with respect to any Bank, any Person controlling such Bank.

         "PARENT GUARANTOR" means Tyco International Ltd., a Bermuda corporation, and its successors.

         "PARENT GUARANTEE" means a Parent Guarantee Agreement between the Parent Guarantor and the Agent for the benefit of the Banks, substantially in the form of Exhibit J, as amended from time to time.

         "PARTICIPANT" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED RECEIVABLES TRANSACTION" means any sale or sales of, refinancing of and/or financing secured by, any accounts receivable of the Borrower and/or any of its Subsidiaries (the "RECEIVABLES") pursuant to which the Borrower and its Subsidiaries realize aggregate net proceeds of not more than $500,000,000 at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed $500,000,000.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "PROMISSORY NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "PROMISSORY NOTE" means any one of such promissory notes issued hereunder.

         "PROPERTY" means any interest of any kind in any property or assets, whether real, mixed or personal and whether tangible or intangible.

         "PROSPECTS" means, at any time, results of future operations which are reasonably foreseeable based upon the facts and circumstances in existence at such time.

         "QUARTERLY PAYMENT DATES" means each March 31, June 30, September 30 and December 31.

         "RATING AGENCY" means S&P or Moody's.

         "REFERENCE BANKS" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "REFERENCE BANK" means any one of such Reference Banks.

         "REFINANCING" has the meaning set forth in Section 5.07 (and the term "REFINANCED" has a correlative meaning).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "RELATED AGREEMENT" means the Extendible 364-Day Credit Agreement dated as of the date hereof among the Borrower, the banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as agent for such banks, as amended from time to time.

         "REQUIRED BANKS" means at any time Banks having more than 60% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Promissory Notes evidencing more than 60% of the aggregate unpaid principal amount of the Loans.

         "REQUIRED SIGNIFICANT SUBSIDIARY" means any Significant Subsidiary as defined in clause (A) of the definition of Significant Subsidiary; provided that any Person which is a Significant Subsidiary as so defined shall nonetheless not be a Required Significant Subsidiary if and for so long as (i) one or more Required Significant Subsidiaries which are Subsidiary Guarantors are Subsidiaries of such Person and (ii) such Person would not be a Significant Subsidiary but for its ownership of such Subsidiary Guarantors.

         "RESPONSIBLE OFFICER" means any of the following: the Chairman, President, Vice President and Chief Financial Officer, Treasurer and Secretary of the Borrower and, on and after the New Borrower Date, a Managing Director of the Borrower.

         "REVOLVING CREDIT LOAN" means a loan made or to be made by a Bank pursuant to Section 2.01(a).

         "SIGNIFICANT SUBSIDIARY" means, at any date, (A) any Consolidated Subsidiary which, including its consolidated subsidiaries, meets any of the following conditions:

                       (i) the investments in and advances to such Consolidated Subsidiary by the Borrower and its other Consolidated Subsidiaries exceed 15% of the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of the end of the most recently completed fiscal year; or

                      (ii) the proportionate share attributable to such Consolidated Subsidiary of the total assets of the Borrower and its Consolidated Subsidiaries (after intercompany eliminations) exceeds 15% of the total assets of the Borrower and the Consolidated Subsidiaries, determined on a consolidated basis as of the end of the most recently completed fiscal year; or

                     (iii) the Borrower's and its Consolidated Subsidiaries'
                  equity in the income of such Consolidated Subsidiary from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exceeds 15% of such income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for the most recently completed fiscal year; and

         (B)      any other Subsidiary which is a Subsidiary Guarantor.

         "STATUS" means, at any date, whichever of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at such date.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, Subsidiary means a Subsidiary of the Borrower.

         "SUBSIDIARY GUARANTEE" means a Guarantee entered into by a Subsidiary substantially in the form of Exhibit H hereto.

         "SUBSIDIARY GUARANTOR" means, at any time, a Subsidiary which at or prior to such time shall have delivered to the Agent (i) a Subsidiary Guarantee in substantially the form of Exhibit H, duly executed by such Subsidiary, which Subsidiary Guarantee has not terminated in accordance with its terms, (ii) an opinion of counsel for such Subsidiary (which counsel may be an employee of the Borrower or such Subsidiary) reasonably satisfactory to the Agent with respect to such Subsidiary Guarantee, substantially in the form of Exhibit I hereto and covering such additional matters relating to such Subsidiary Guarantee as the Required Banks may reasonably request and (iii) all documents the Agent may reasonably request relating to the existence of such Subsidiary, the corporate authority for and the validity of such Subsidiary Guarantee, and any other matters reasonably determined by the Agent to be relevant thereto, all in form and substance reasonably satisfactory to the Agent.

         "TERMINATION DATE" means February 12, 1999, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "TERM LOAN" means a loan made or to be made by a Bank pursuant to
Section 2.01(b).

         "TYCO LUXEMBOURG" means Tyco Group S.a.r.l., a Luxembourg company, and its successors.

         "TYCO US" means Tyco International (US) Inc., a Massachusetts corporation, and its successors.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of

ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or to any other Person under Title IV of ERISA.

         "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means, with respect to any Person, any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares and investments by foreign nationals mandated by applicable law) are at the time beneficially owned, directly or indirectly, by such Person; unless otherwise specified, Wholly-Owned Consolidated Subsidiary means a Wholly-Owned Consolidated Subsidiary of the Borrower.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the then most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if either (i) the Borrower notifies the Agent that the Borrower wishes to eliminate the effect of any change in generally accepted accounting principles on the operation of any covenant contained in Article 5 or
(ii) the Agent notifies the Borrower that the Required Banks wish to effect such an elimination, then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either (A) such notice is withdrawn by the party giving such notice or (B) such covenant is amended in a manner satisfactory to the Borrower and the Required Banks to reflect such change in generally accepted accounting principles.

         SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article 2 on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith) or by reference to the maturity of Loans comprising such Borrowing (e.g., a "TERM BORROWING" is a Borrowing comprised of Term Loans).

                                    ARTICLE 2
                                   THE CREDITS

         SECTION 2.01. Commitments to Lend. (a) Revolving Credit Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section 2.01 from time to time prior to the Termination Date in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.03(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.11, prepay Loans and reborrow at any time prior to the Termination Date under this Section 2.01.

         (b) Term Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a loan to the Borrower on the Termination Date in an aggregate amount up to but not exceeding the amount of its Commitment.

         SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

         (b) the aggregate amount of such Borrowing,

         (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Dollar Rate, and

         (d) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          SECTION 2.03.  The Money Market Borrowings.

         (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks, at any time prior to the Termination Date, to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), specifying:

              (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

              (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

              (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

              (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

         (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d) Submission and Contents of Money Market Quotes. (i) Each Bank may, in its sole discretion, submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection 2.03(d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

              (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                   (A) the proposed date of Borrowing and the Interest Period therefor,

                   (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                   (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable London Interbank Offered Rate,

                   (D) in the case of an Absolute Rate Auction, the rate of
              interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                   (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

        (iii) Any Money Market Quote shall be disregarded if it:

                   (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection 2.03(d)(ii);

                   (B) contains qualifying, conditional or similar language;

                   (C) proposes terms other than or in addition to those set
              forth in the applicable Invitation for Money Market Quotes; or

                   (D) arrives after the time set forth in subsection
              2.03(d)(i).

          (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection 2.03(d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify
(A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.03(e) (and the failure of the Borrower to give such notice by such time shall constitute non-acceptance) and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may, but shall not be obligated to, accept any Money Market Quote in whole or in part; provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                  (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

                  (iii) acceptance of offers may only be made on the basis of ascending order of Money Market Margins or Money Market Absolute Rates, as the case may be, in each case beginning with the lowest rate so offered, and

                  (iv) the Borrower may not accept any offer where the Agent has advised the Borrower that such offer is described in subsection 2.03(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04.  Notice to Banks; Funding of Loans.

         (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied or waived in accordance with Section 9.05, the Agent will make the funds so received from the Banks available to the Borrower no later than 3:00 P.M. (New York City time) on such date, in Federal or other funds immediately available in New York City, as directed by the Borrower.

         (c) If any Bank makes a new Loan hereunder on any day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection 2.04(b), 2.04(c), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

         (d) If any Bank makes a Term Loan to the Borrower hereunder on a day on which the Borrower is to repay all or any part of an outstanding Revolving Credit Loan from such Bank, such Bank shall apply the proceeds of its Term Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection 2.04(b), 2.04(c), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

          (e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and, if such Bank shall not have paid such amount to the Agent within two Domestic Business Days of the Agent's demand therefor, the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          (f) The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of any obligation to make a Loan on such date.

          SECTION 2.05. Promissory Notes. (a) The Loans of each Bank shall be evidenced by a single Promissory Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

          (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Promissory Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Promissory Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Promissory Note" of such Bank shall be deemed to refer to and include any or all of such Promissory Notes, as the context may require.

          (c) Upon receipt of each Bank's Promissory Note pursuant to Section 3.01(b), the Agent shall forward such Promissory Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Promissory Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Promissory Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Promissory Note and to attach to and make a part of its Promissory Note a continuation of any such schedule as and when required.

          SECTION 2.06. Maturity of Loans. (a) Each Revolving Credit Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

          (b) Each Term Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Final Maturity Date.

          (c) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for each such day. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Payment Date prior to maturity and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for each such day.

          (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for each such day plus the applicable Adjusted CD Rate for such Interest Period; provided that if any CD Loan shall, as a result of the further proviso to the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Applicable Margin for each such day plus the Adjusted CD Rate applicable to such Loan on the day before such payment was due and (ii) the rate applicable to Base Rate Loans for each such day.

         The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                                    [ CDBR        ]*
                  ACDR     =        [ ----------  ] + AR
                                    [ 1.00 - DRP  ]

                  ACDR     =        Adjusted CD Rate
                  CDBR     =        CD Base Rate

                  DRP      =       Domestic Reserve Percentage
                  AR       =       Assessment Rate
----------
* The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

         The "CD BASE RATE" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "DOMESTIC RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) or any successor provision (a "BIF Member") to the Federal Deposit Insurance Corporation (or any successor) for the Federal Deposit Insurance Corporation's (or such successor's) insuring time deposits at offices of such BIF Member in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for each such day plus the applicable London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the

London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Applicable Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the Applicable Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in subsection (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Base Rate for each such day.

          (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the

Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          (h) The "APPLICABLE MARGIN" with respect to any Euro-Dollar Loan or CD Loan at any date is the applicable percentage amount set forth in the table below based on the Status on such date:

                                                           LEVEL
                            LEVEL I        LEVEL II         III           LEVEL IV        LEVEL V          LEVEL VI
                            STATUS          STATUS         STATUS          STATUS         STATUS            STATUS
                            -------        --------        ------         --------        -------          --------
Euro-Dollar Loans           0.145%          0.190%         0.225%          0.250%         0.325%           0.4375%
CD Loans                    0.270%          0.315%         0.350%          0.375%         0.450%           0.5625%

          (i) For each day on which (i) the aggregate outstanding principal amount of the Loans equals or exceeds one-third of the aggregate amount of the Commitments or (ii) any Loans are outstanding after termination of the Commitments (including, without limitation, pursuant to Section 2.01(b), the Borrower shall pay additional interest on the aggregate principal amount of Euro-Dollar Loans and CD Loans outstanding to it on such day at the applicable rate per annum set forth in the table below based upon the Status on such day:

LEVEL I STATUS      LEVEL II STATUS      LEVEL III STATUS      LEVEL IV STATUS      LEVEL V STATUS       LEVEL VI STATUS
--------------      ---------------      ----------------      ---------------      --------------       ---------------
    0.05%                 0.10%                0.10%                0.125%              0.125%               0.125%

Accrued interest under this subsection (i) shall be payable quarterly in arrears on each Quarterly Payment Date and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

         SECTION 2.08. Facility Fee. (a) The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate. Such facility fee shall accrue (i) from and including the date hereof to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date (or earlier date of termination of the Commitments in their entirety) to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.

         The "FACILITY FEE RATE" at any date is: (i) 0.055% if Level I Status exists at such date, (ii) 0.060% if Level II Status exists at such date, (iii) 0.075% if Level III Status exists at such date, (iv) 0.100% if Level IV Status exists at such date, (v) 0.125% if Level V Status exists at such date or (vi) 0.1875% if Level VI Status exists at such date.

          (b) Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

         SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent,
(i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Promptly after receiving a notice pursuant to this Section, the Agent shall notify each Bank of the contents thereof.

         SECTION 2.10. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Revolving Credit Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.11. Optional Prepayments. (a) The Borrower may (i) upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)), (ii) upon at least three Domestic Business Days' notice to the Agent, subject to Section 2.13, prepay any Group of CD Loans and
(iii) upon at least three Euro-Dollar Business Days' notice to the Agent, subject to Section 2.13, prepay any Group of Euro-Dollar Loans, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to but not including the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans (or such Money Market Borrowing).

         (b) Except as provided in Section 2.11(a)(i), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and once notice is so given to the Banks, the Borrower's notice of prepayment shall not thereafter be revocable by the Borrower.

         SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the respective accounts of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic

Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a different type of Loan (pursuant to Article 2, 6 or 8 (other than Section 8.02)) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to
Section 2.07(d), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with
Section 2.04(a), 2.11(c) or 2.16 (other than as a result of default by such Bank), the Borrower shall reimburse each Bank within 15 days after written demand for any resulting loss or expense reasonably incurred by it (or by an existing or prospective Participant in the related Loan) in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Borrower a certificate specifying in reasonable detail the calculation of, and the reasons for, the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.15. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such

Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice, and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         SECTION 2.16. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to subsection 2.16(d) of this Section and the provisions of Article 8), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                  (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, subject to Section 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans; and

                  (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans of one type to Domestic Loans of the other type or are CD Loans to be continued as CD Loans for an additional Interest Period, in which case such notice shall be delivered to the Agent not later than 10:30 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of CD Loans or Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

         (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2.16(a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be CD Loans or Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

         (d) The Borrower shall not be entitled to elect to convert any Committed Loans to, or continue any Committed Loans for an additional Interest Period as, CD Loans or Euro-Dollar Loans if (i) the aggregate principal amounts of any Group of CD Loans or Euro-Dollar Loans created or continued as a result of such election would be less than $10,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Agent.

                                    ARTICLE 3
                                   CONDITIONS

         SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

         (b) receipt by the Agent of a duly executed Promissory Note of Tyco US for the account of each Bank dated on or before the Effective Date complying with the provisions of Section 2.05;

         (c) receipt by the Agent of the Parent Guarantee, duly executed by the Parent Guarantor;

         (d) receipt by the Agent from each Subsidiary Guarantor under the Existing Agreements of (i) a Subsidiary Guarantee in substantially the form of Exhibit H hereto, duly executed by such Subsidiary Guarantor, (ii) an opinion of counsel for such Subsidiary Guarantor, reasonably satisfactory to the Agent, with respect to such Subsidiary Guarantee, substantially in the form of Exhibit I hereto and covering such additional matters relating to such Subsidiary Guarantee as the Required Banks may reasonably request and (iii) all documents the Agent may reasonably request relating to the existence of such Subsidiary Guarantee, the corporate authority for and the validity of such Subsidiary Guarantee, and any other matters reasonably determined by the Agent to be relevant thereto, all in form and substance reasonably satisfactory to the Agent;

         (e) receipt by the Agent of an opinion of each of (i) the General Counsel of the Borrower, substantially in the form of Exhibit E-1 hereto, (ii) the General Counsel of the Borrower on behalf of the Parent Guarantor, substantially in the form of Exhibit E-2 hereto and (iii) Appleby, Spurling & Kempe, special Bermuda counsel for the Parent Guarantor, substantially in the form of Exhibit K hereto;

         (f) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (g) receipt by the Agent of all documents the Agent may reasonably request relating to the existence of the Borrower and the Parent Guarantor, the corporate authority for and the validity of this Agreement, the Parent Guarantee and the Promissory Notes, and any other matters reasonably determined by the Agent to be relevant hereto, all in form and substance reasonably satisfactory to the Agent; and

         (h) receipt by the Agent of evidence satisfactory to it that the Acquisition shall be consummated in compliance with all applicable laws substantially simultaneously with the effectiveness of this Agreement;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than March 28, 1998.

         SECTION 3.02. Existing Agreements. (a) On the Effective Date, the commitments under the Existing Agreements shall be reduced to an aggregate amount of $950,000,000 by ratably reducing the commitments under the Existing 364-Day Agreement to an aggregate amount of $450,000,000, without further action by any party thereto. The Agent will promptly notify each of the other parties hereto and to the Existing Agreements of the effectiveness of this Agreement.

         (b) If after giving effect to the reduction of the commitments under the Existing 364-Day Agreement pursuant to subsection 3.02(a), the aggregate principal amount of loans outstanding under the Existing 364-Day Agreement would exceed the aggregate amount of the commitments thereunder, Tyco US shall on the Effective Date prepay loans thereunder in accordance with the terms of such Existing 364-Day Agreement to the extent necessary to eliminate such excess.

         (c) On the Effective Date, without further action by any party to the Existing Agreements,

                  (i) the definition of "Level V Status" in Section 1.01 of each of the Existing Agreements shall be amended to read as set forth in the definition of "Level V Status" in Section 1.01 of this Agreement;

                  (ii)  a new definition of "Level VI Status" shall be added to
         Section 1.01 of each of the Existing Agreements to read as set forth in the definition of "Level VI Status" in Section 1.01 of this Agreement;

                  (iii) Section 1.01 of each of the Existing Agreements shall be amended by deleting the defined terms "Restricted Payment" and "Stock Equivalents" in their entirety;

                  (iv) the table in Section 2.07(h) of the Existing 364-Day Agreement shall be amended to read as set forth in the table in Section 2.07(h) of this Agreement;

                  (v) the table in Section 2.07(h) of the Existing Five-Year Agreement shall be amended to read as set forth in the table in Section 2.07(h) of the Related Agreement;

                  (vi) Section 2.07(i) of each of the Existing Agreements shall be amended to read as set forth in Section 2.07(i) of this Agreement;

                  (vii) the second paragraph of Section 2.08(a) of the Existing 364-Day Agreement shall be amended to read as set forth in the second paragraph of Section 2.08(a) of this Agreement;

                  (viii) the second paragraph of Section 2.08(a) of the Existing Five-Year Agreement shall be amended to read as set forth in the second paragraph of Section 2.08(a) of the Related Agreement;

                  (ix) clause (xii) of Section 5.07 of each of the Existing Agreements shall be amended to read as set forth in clause (xii) of
         Section 5.07 of this Agreement;

                  (x) Section 5.08 of each of the Existing Agreements shall be amended to read as set forth in Section 5.08 of this Agreement;

                  (xi) Section 5.10 of each of the Existing Agreements shall be amended by deleting the text of Section 5.10 in its entirety and substituting therefor the words "Intentionally Omitted";

                  (xii) clause (i) of Section 5.11(k) of each of the Existing Agreements shall be amended to read as set forth in clause (i) of
         Section 5.10(k) of this Agreement;

                  (xiii) Section 1.01 of the Parent Guarantee (as defined in the Existing Agreements) shall be amended by adding, in appropriate alphabetical order, (A) a definition of "Consolidated Net Income" to read as set forth in the definition of "Consolidated Net Income" in
         Section 1.01 of the Parent Guarantee, (B) a definition of "Restricted Payment" to read as set forth in the definition of "Restricted Payment" in Section 1.01 of the Parent Guarantee and (C) a definition of "Stock Equivalents" to read as set forth in the definition of "Stock Equivalents" in Section 1.01 of the Parent Guarantee;

                  (xiv) subsections (a), (b) and (c) of Section 4.01 of the Parent Guarantee (as defined in the Existing Agreements) shall be amended to read, respectively, as set forth in subsections (a), (b) and
         (c) of Section 4.01 of the Parent Guarantee;

                  (xv) the first sentence of Section 4.07 of the Parent Guarantee (as defined in the Existing Agreements) shall be amended to read as set forth in the first sentence of Section 4.07 of the Parent Guarantee;

                  (xvi) clause (i) of Section 4.08(k) of the Parent Guarantee (as defined in the Existing Agreements) shall be amended to read as set forth in clause (i) of Section 4.08(k) of the Parent Guarantee;

                  (xvii) the proviso of Section 4.10 of the Parent Guarantee (as defined in the Existing Agreements) shall be amended to read as set forth in the proviso of Section 4.10 of the Parent Guarantee;

                  (xviii) a new Section 4.11 shall be added to Article 4 of the Parent Guarantee (as defined in the Existing Agreements) to read as set forth in Section 4.11 of the Parent Guarantee; and

                  (xix) Section 5.01(b) of the Parent Guarantee (as defined in the Existing Agreements) shall be amended by replacing the reference to "Section 4.07" with a reference to "Section 4.07 or 4.11."

         (d) The Banks which are parties to the Existing Agreements, comprising the "Required Banks" as defined therein, hereby (i) waive any requirement of notice of reduction of the Commitments pursuant to Section 2.09 of the Existing Agreements and of prepayment of Loans to the extent necessary to give effect to the subsections (a) and (b) above, provided that any such prepayment of Loans shall be subject to Section 2.13 of the Existing Agreements and (ii) agree to the amendments specified in subsection 3.02(c).

         SECTION 3.03. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction (or waiver in accordance with Section 9.05) of the following conditions:

         (a) receipt by the Agent of a Notice of Borrowing as required by
Section 2.02 or 2.03, as the case may be;

         (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

         (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

         (d) the fact that the representations and warranties of the Borrower and each Guarantor contained in the Financing Documents (except the representations and warranties set forth in Sections 4.04(a) and 4.11, which are made only as of the date of this Agreement) shall be true in all material respects on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in subsections (b), (c) and (d) of this Section.

         SECTION 3.04. New Borrower. Tyco US and Tyco Luxembourg may, upon not less than three Domestic Business Days' notice to the Agent, elect that Tyco Luxembourg shall become the Borrower hereunder and that Tyco US shall cease to be the Borrower (the effective date of such election being herein called the "NEW BORROWER DATE"), provided that the effectiveness of such election shall be subject to satisfaction of each of the following conditions:

          (a) receipt by the Agent of evidence satisfactory to it that not less than 75% of the publicly held and privately placed debt securities of Tyco US outstanding at December 22, 1997 (exclusive of Debt under the Existing Agreements) shall have been refinanced with the proceeds of debt securities issued by Tyco Luxembourg;

          (b) the fact that, both immediately before and after giving effect to such election, the conditions to borrowing specified in Sections 3.03(c) and 3.03(d) shall have been met, and the Agent shall have received a certificate of a Responsible Officer to such effect;

          (c) the fact that, prior to or simultaneously with the effectiveness of such election, all Loans to Tyco US hereunder and all loans to Tyco US under the Existing Agreements shall have been repaid, together with accrued interest thereon and all other amounts payable hereunder and under the Existing Credit Agreements;

          (d) receipt by the Agent of counterparts of the New Borrower Agreement duly executed by each of the parties thereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (e) receipt by the Agent of a duly executed Promissory Note of Tyco Luxembourg for the account of each Bank dated on or before the New Borrower Date complying with the provisions of Section 2.05;

          (f) receipt by the Agent from each Required Significant Subsidiary of Tyco Luxembourg which is not then a Subsidiary Guarantor of (i) a Subsidiary Guarantee in substantially the form of Exhibit H hereto, duly executed by such Subsidiary Guarantor, (ii) an opinion of counsel for such Subsidiary Guarantor, reasonably satisfactory to the Agent, with respect to such Subsidiary Guarantee, substantially in the form of Exhibit I hereto and covering such additional matters relating to such Subsidiary Guarantee as the Required Banks may reasonably request and (iii) all documents the Agent may reasonably request relating to the existence of such Subsidiary Guarantee, the corporate authority for and the validity of such Subsidiary Guarantee, and any other matters reasonably determined by the Agent to be relevant thereto, all in form and substance reasonably satisfactory to the Agent;

          (g) receipt by the Agent of an opinion of counsel for Tyco Luxembourg, which counsel and which opinion shall be reasonably satisfactory to the Agent, substantially to the effect of Exhibit M hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (h) receipt by the Agent of all documents the Agent may reasonably request relating to the existence of Tyco Luxembourg, the corporate authority for and the validity of this Agreement and the Promissory Notes, and any other matters reasonably determined by the Agent to be relevant hereto, all in form and substance reasonably satisfactory to the Agent; and

         (i) the fact that, if the Related Agreement is still in effect, Tyco Luxembourg shall simultaneously become the "Borrower" thereunder.

         On the New Borrower Date, subject to satisfaction of the conditions specified in Section 3.03 and this Section 3.04, each of the Banks shall make a Loan to Tyco Luxembourg in an amount equal to the aggregate principal amount of Loans of such Bank then outstanding hereunder (or such other amount as Tyco Luxembourg may specify in the applicable Notice of Borrowing), the proceeds of which Loan will be substantially simultaneously applied, first, by Tyco Luxembourg to fund the inter-company loan to Tyco US contemplated by the New Borrower Agreement and, second, by Tyco US to repay all Loans outstanding to it hereunder and, to the extent such Loan proceeds may be required to fund the same, payment of accrued interest and other amounts then due hereunder and under the Existing Agreements.

         On the New Borrower Date, the commitments under the Existing Agreements shall terminate without any further action by any party thereto. The Agent will promptly notify each of the other parties hereto and to the Existing Agreements of the New Borrower Date, and such notice shall be conclusive. The Banks which are parties to the Existing Agreements, comprising the "Required Banks" as defined therein, hereby waive any requirement of notice of termination of the Commitments pursuant to Section 2.09 of the Existing Agreements and any restriction on prepayment of loans thereunder to the extent necessary to give effect to the subsection (c) above, provided that any such prepayment of Loans shall be subject to Section 2.13 of the Existing Agreements. Promptly after the New Borrower Date, each Bank shall return to Tyco US for cancellation the Note of Tyco US previously delivered to such Bank hereunder.





                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Agent and the Banks that:

         SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation (in the case of Tyco US) or a company (in the case of Tyco Luxembourg) duly incorporated and validly existing and (in the case of Tyco US) in good standing under the laws of its jurisdiction of incorporation. The Borrower has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, the "Consents") required to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Promissory Notes: (a) are within the Borrower's corporate powers; (b) have been duly authorized by all necessary corporate action on the part of the Borrower; (c) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on the part of the Borrower; and (d) do not contravene, or constitute a default by the Borrower under, any provision of (i) applicable law or regulation, (ii) the organizational documents of the Borrower, or (iii) any agreement or instrument evidencing or governing Debt of the Borrower or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Promissory Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

         SECTION 4.04.  Financial Information.

         (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1997 and the related consolidated statements of income, of shareholders' equity and of cash flows for the fiscal year then ended, reported on by Coopers & Lybrand L.L.P., copies of which have been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) Since June 30, 1997 there has been no material adverse change in the business, financial position, results of operations or Prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Financing Documents.

         SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance, except where the failure to so comply could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect, with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted in or could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA), which could, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown on such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except those assessments which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.09. Subsidiaries. Each of the Borrower's corporate Consolidated Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so incorporated, existing or in good standing could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material

Adverse Effect. Each such Subsidiary has all corporate powers and all Consents required to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.10. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.11. Full Disclosure. The factual information, reports, financial statements, exhibits and schedules concerning the Borrower and its Subsidiaries furnished by or on behalf of the Borrower and contained in the Confidential Information Memorandum dated January 1998 furnished by J.P. Morgan Securities Inc. to a limited number of banks which were being invited to participate in this Agreement, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 5

                                    COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Promissory Note remains unpaid:

         SECTION 5.01. Information. The Borrower will deliver to each of the
Banks:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, for so long as Tyco US is the Borrower, consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, of shareholders' equity and of cash flows for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, all reported on by Coopers & Lybrand L.L.P. or other independent public accountants of nationally recognized standing in a manner complying with the applicable rules and regulations promulgated by the Securities and Exchange Commission;

         (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, for so long as Tyco US is the Borrower, consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and the related consolidated statements of income and consolidated statements of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and of cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency on behalf of the Borrower by the chief financial officer, the chief accounting officer or the treasurer of the Borrower;

         (c) simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, for so long as Tyco US is the Borrower, and simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) of Section 4.01 of the Parent Guarantee, for so long as Tyco Luxembourg is the Borrower, a certificate on behalf of the Borrower signed by the chief financial officer, the chief accounting officer or the treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.08 to 5.10, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth, in reasonable detail, the nature thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in subsection (a) above, a statement of the firm of independent public accountants which reported on such financial statements stating that, in making the audit necessary for the certification of such financial statements, such firm of accountants has obtained no knowledge of any Default, or if it has obtained knowledge of such Default, specifying the nature and period of existence thereof; provided such firm of accountants shall not be liable to any Person by reason of such firm's failure to obtain knowledge of any Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted accounting principles;

         (e) within five Domestic Business Days after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate on behalf of the Borrower signed by the chief financial officer, the chief accounting officer or the treasurer of the Borrower setting forth, in reasonable detail, the nature thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (f) promptly following the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly upon the filing thereof, copies of all final registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and final reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

         (h) within 30 days after any Responsible Officer of the Borrower obtains knowledge that any member of the ERISA Group (i) gave or was required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knew that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) received notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) received notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than under Sections 4007, 4071 and 4302 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applied for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gave notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gave notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) failed to make any required payment or contribution to any Plan or Multiemployer Plan or made any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate on behalf of the Borrower, signed by the chief financial officer, the chief accounting officer or the treasurer of the Borrower setting forth, to the best of its knowledge, in reasonable detail, the nature of such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

         (i) promptly following, and in any event within 10 days of, any change in a Debt Rating by any Rating Agency, notice thereof;

         (j) promptly upon any Responsible Officer of the Borrower obtaining knowledge of the commencement of any action, suit or proceeding before any court, arbitrator or other governmental body against the Borrower or any of its Subsidiaries that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, a certificate on behalf of the Borrower specifying the nature of such action, suit or proceeding and what action the Borrower is taking or proposes to take with respect thereto; and

         (k) from time to time, upon reasonable notice, such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where (i) any such failure to so pay or discharge could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect or (ii) such liabilities or obligations may be contested in good faith by appropriate proceedings. The Borrower will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of such liabilities or obligations.

         SECTION 5.03. Maintenance of Property; Insurance. (a) Except as permitted by Section 5.04 or 5.11, the Borrower will keep, and will cause each Subsidiary to keep, all property necessary in its business in good working order and condition, ordinary wear and tear excepted, unless the failure to so keep could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

         (b) The Borrower will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its assets and business against such casualties and contingencies, of such types (including, without limitation, loss or damage, product liability, business interruption, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations of established reputations engaged in the same or a similar business, unless the failure to maintain such insurance could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower (a) will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries and reasonably related extensions thereof, and (b) will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect (x) their respective corporate existence and (y) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, unless in the case of either the failure of the Borrower to comply with subclause (b) (y) of this Section 5.04 or the failure of a Subsidiary to comply with clauses (a) or (b) of this Section 5.04, such failure could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section 5.04 shall prohibit (i) the merger or consolidation of a Subsidiary with or into the Borrower or a Wholly-Owned Consolidated Subsidiary, (ii) the sale, lease, transfer, assignment or other disposition by a Subsidiary of all or any part of its assets to the Borrower or to a Wholly-Owned Consolidated Subsidiary, (iii) the merger or consolidation of a Subsidiary with or into a Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary, if the Person surviving such consolidation or merger is a Subsidiary and immediately after giving effect thereto, no Default shall have occurred and be continuing, (iv) the sale, lease, transfer, assignment or other disposition by a Subsidiary of all or any part of its assets to a Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary if the Person to which such sale, lease, transfer, assignment or other disposition is made is a Subsidiary and immediately after giving effect thereto, no Default shall have occurred and be continuing, (v) any transaction permitted pursuant to
Section 5.11, (vi) the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks and
(vii) the sale, lease, transfer, assignment or other disposition (including any such transaction by way of merger or consolidation) by the Borrower of all or any part of its assets to a Person other than the Borrower or a Subsidiary if
(A) immediately after giving effect thereto, no Default shall have occurred and be continuing and (B) the Borrower is a Subsidiary of such Person or the Borrower and such Person are Subsidiaries of the same Person.

         SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (a) noncompliance therewith could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect or (b) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.06. Inspection of Property, Books and Records; Confidentiality. (a) The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which true and correct entries shall be made of its business transactions and activities so that financial statements that fairly present its business transactions and activities can be properly prepared in accordance with generally accepted accounting principles.

         (b) The Borrower will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all upon reasonable notice to the Borrower, at such reasonable times and as often as may reasonably be requested by any Bank.

         (c) Each Bank and the Agent shall, by its receipt of Confidential Information (as defined below) pursuant to or in connection with this Agreement or its exercise of any of its rights hereunder, be deemed to have agreed (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to (i) keep such information confidential, (ii) (except as permitted by clause (iii) of this Section 5.06(c)) not disclose such information to any Person other than an officer, director, employee, legal counsel, independent auditor or authorized agent or advisor of the Agent or such Bank needing to know such information (it being understood that any such officer, director, employee, legal counsel, independent auditor or authorized agent or advisor shall be informed by the Agent or such Bank of the confidential nature of such information), (iii) not disclose such information to any Assignee or Participant (or prospective Assignee or Participant), unless such Assignee or Participant (or prospective Assignee or Participant) shall agree in writing to be bound by the provisions of this Section 5.06(c) and (iv) not use any such information except for purposes relating to this Agreement or the Notes. The term "Confidential Information" shall mean non-public information furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent, any Bank or other Person exercising rights hereunder or required to be bound hereby (collectively "Recipients"), but shall not include any such information which
(1) has become or hereafter becomes available to the public other than as a result of a disclosure by a Recipient, or (2) has become or hereafter becomes available to a Recipient, on a non-confidential basis, from a source other than the Borrower or any of its Subsidiaries (or any of their respective representatives or agents) or any Recipient, which source, to the knowledge of the Recipient, is not prohibited from disclosing such information by a confidentiality agreement with, or other legal or fiduciary obligation to, the Borrower or its Subsidiaries.

         The restrictions set forth in the immediately preceding paragraph shall not prevent the disclosure by a Recipient of any such information:

                           (A)      with the prior written consent of the
                  Borrower,

                           (B) at the request of a bank regulatory agency or in connection with an examination by bank examiners, or

                           (C) upon order of any court or administrative agency of competent jurisdiction, to the extent required by such order and not effectively stayed on appeal or otherwise, or as otherwise required by law; provided that in the case of any intended disclosure under this clause (C), the Recipient shall (unless otherwise required by applicable law) give the Borrower not less than five Domestic Business Days prior notice (or such shorter period as may, in the good faith discretion of the Recipient, be reasonable under the circumstances or may be required by any court or agency under the circumstances), specifying the Confidential Information involved and stating such Recipient's intention to disclose such Confidential Information (including the manner and extent of such disclosure) in order to allow the Borrower an opportunity to seek an appropriate protective order.

         Each Recipient shall agree that, in addition to all other remedies available, the Borrower shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach of this Section 5.06(c) by such Recipient.

         SECTION 5.07. Limitation on Restrictions on Subsidiary Dividends and Other Distributions. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, owned by the Borrower or any Subsidiary, or pay any Debt owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary or (c) transfer any of its properties or assets to the Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of

                  (i) applicable law, agreements with foreign governments with respect to assets located in their jurisdiction, or condemnation or eminent domain proceedings,

                  (ii)     any of the Financing Documents,

                  (iii) (A) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary, or (B) customary restrictions imposed on the transfer of copyrighted or patented materials or provisions in agreements that restrict the assignment of such agreements or any rights thereunder,

                  (iv) provisions contained in the instruments evidencing or governing Debt or other obligations or agreements, in each case existing on the Effective Date,

                  (v) provisions contained in documents evidencing or governing any Permitted Receivables Transaction,

                  (vi) provisions contained in instruments evidencing or governing Debt or other obligations or agreements of any Person, in each case, at the time such Person (A) shall be merged or consolidated with or into the Borrower or any Subsidiary, (B) shall sell, transfer, assign, lease or otherwise dispose of all or substantially all of such Person's assets to the Borrower or a Subsidiary, or (C) otherwise becomes a Subsidiary, provided that in the case of clause (A), (B) or
         (C), such Debt, obligation or agreement was not incurred or entered into, or any such provisions adopted, in contemplation of such transaction,

                  (vii) provisions contained in instruments amending, restating, supplementing, extending, renewing, refunding, refinancing, replacing or otherwise modifying, in whole or in part (collectively, "Refinancing"), instruments referred to in clauses (ii), (iv) and (vi) of this Section 5.07, so long as such provisions are, in the good faith determination of the Borrower's board of directors, not materially more restrictive than those contained in the respective instruments so Refinanced,

                  (viii) provisions contained in any instrument evidencing or governing Debt or other obligations of a Subsidiary Guarantor,

                  (ix) any encumbrances and restrictions with respect to a Subsidiary imposed in connection with an agreement which has been entered into for the sale or disposition of such Subsidiary or its assets, provided such sale or disposition otherwise complies with this Agreement,

                  (x) the subordination (pursuant to its terms) in right and priority of payment of any Debt owed by any Subsidiary (the "Indebted Subsidiary") to the Borrower or any other Subsidiary, to any other Debt of such Indebted Subsidiary, provided (A) such Debt is permitted under this Agreement and (B) the Borrower's board of directors has determined, in good faith, at the time of the creation of such encumbrance or restriction, that such encumbrance or restriction could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect,

                  (xi) provisions governing preferred stock issued by a Subsidiary, provided that such preferred stock is permitted under
         Section 5.08, and

                  (xii) provisions contained in debt instruments obligations or other agreements of any Subsidiary which are not otherwise permitted pursuant to clauses (i) through (xi) of this Section 5.07, provided that the aggregate investment of the Borrower in all such Subsidiaries (determined in accordance with generally accepted accounting principles) shall at no time exceed the greater of (a) $300,000,000 or (b) 10% of Consolidated Tangible Net Worth.

The provisions of this Section 5.07 shall not prohibit (x) Liens not prohibited by Section 5.10 or (y) restrictions on the sale or other disposition of any property securing Debt of any Subsidiary, provided such Debt is otherwise permitted by this Agreement.

         SECTION 5.08. Debt. Consolidated Debt will at no time exceed (x) prior to March 31, 1999, 65% and (y) on and after March 31, 1999, 52.5% of Consolidated Total Capitalization. The total Debt of all Consolidated Subsidiaries (excluding (i) Debt of a Consolidated Subsidiary to the Borrower or to a Wholly-Owned Consolidated Subsidiary, (ii) Debt of a Subsidiary Guarantor and (iii) Debt of any Person (a) existing at the time such Person becomes a Subsidiary or merges into a Subsidiary and (b) not created in contemplation of such event, but only for a period ending 180 days after the date of such event) will at no time exceed $400,000,000 in aggregate outstanding principal amount. For purposes of this Section any preferred stock of a Consolidated Subsidiary held by a Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt" and in the "Debt" of such Consolidated Subsidiary.

         SECTION 5.09. Fixed Charge Coverage. The ratio of Consolidated EBIT to Consolidated Interest Expense will not, for any period of four consecutive fiscal quarters, be less than 2.5 to 1.

         SECTION 5.10. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) any Lien existing on any asset on the Effective Date securing Debt outstanding on the Effective Date;

         (b) any Lien existing on any asset of, or capital stock of, or other ownership interest in, any Person (such capital stock and other ownership interests are collectively referred to herein as "Stock") at the time such Person becomes a Subsidiary, which Lien was not created in contemplation of such event;

         (c) any Lien on any asset securing the payment of all or part of the purchase price of such asset upon the acquisition thereof by the Borrower or a Subsidiary or securing Debt (including any obligation as lessee incurred under a capital lease) incurred or assumed by the Borrower or a Subsidiary prior to, at the time of or within one year after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing property) or the commencement of full operation of such asset or property, whichever is later), which Debt is incurred or assumed for the purpose of financing all or part of the cost of acquiring such asset or, in the case of real property, construction or improvements thereon; provided, that in the case of any such acquisition, construction or improvement, the Lien shall not apply to any asset theretofore owned by the Borrower or a Subsidiary, other than assets so acquired, constructed or improved;

         (d) any Lien existing on any asset or Stock of any Person at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary which Lien was not created in contemplation of such event;

         (e) any Lien existing on any asset or Stock of any Person at the time of acquisition thereof by the Borrower or a Subsidiary, which Lien was not created in contemplation of such acquisition;

         (f) any Lien arising out of the Refinancing of any Debt secured by any Lien permitted by any of the subsections (a) through (e) of this Section 5.10, provided the principal amount of Debt is not increased and is not secured by any additional assets, except as provided in the last sentence of this
Section 5.10;

         (g) any Lien to secure Debt of a Subsidiary to the Borrower or to a Wholly-Owned Consolidated Subsidiary;

         (h)      any Lien created pursuant to a Permitted Receivables
Transaction;

         (i) any Lien in favor of the United States or any other country (or any department, agency, instrumentality or political subdivision of the United States or any other country) securing obligations arising in connection with partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or securing obligations incurred for the purpose of financing all or any part of the purchase price (including the cost of installation thereof or, in the case of real property, the cost of construction or improvement or installation of personal property thereon) of the asset subject to such Lien (including, but not limited to, any Lien incurred in connection with pollution control, industrial revenue or similar financings);

         (j) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

         (k) Liens not otherwise permitted by the foregoing clauses (a) through (j) of this Section 5.10 securing Debt (without duplication) in an aggregate principal amount at any time outstanding not to exceed an amount equal to the greater of (i) $300,000,000 or (ii) 10% of Consolidated Tangible Net Worth.

It is understood that any Lien permitted to exist on any asset pursuant to the foregoing provisions of this Section 5.10 may attach to the proceeds of such asset and, with respect to Liens permitted pursuant to subsections (a), (b),
(d), (e), (f) (but only with respect to the Refinancing of a Debt secured by a Lien permitted pursuant to subsections (a), (b), (d) or (e)) or (g) of this
Section 5.10,
may attach to an asset acquired in the ordinary course of business as a replacement of such former asset.

         SECTION 5.11. Consolidations, Mergers and Sales of Assets. (a) The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person, unless

                           (A) the Borrower or a Subsidiary or (in the case of Tyco US) a Domestic Parent is the surviving corporation;

                           (B) the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged, or the Person which acquires by sale or other transfer, or which leases, all or substantially all of the assets of the Borrower (any such Person, the "Successor"), shall be organized and existing under the laws of (x) in the case of Tyco US, the United States, any state thereof or the District of Columbia and (y) in the case of Tyco Luxembourg, Luxembourg, and shall expressly assume, in a writing executed and delivered to the Agent for delivery to each of the Banks, in form reasonably satisfactory to the Agent, the due and punctual payment of the principal of and interest on the Promissory Notes and the performance of the other obligations under this Agreement and the Promissory Notes on the part of the Borrower to be performed or observed, as fully as if such Successor were originally named as the Borrower in this Agreement;

                           (C) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                           (D) the Borrower has delivered to the Agent a certificate on behalf of the Borrower signed by a Responsible Officer and an opinion of counsel (which counsel may be an employee of the Borrower), each stating that all conditions provided in this Section 5.11 relating to such transaction have been satisfied.

         The foregoing provisions of this Section 5.11 shall not restrict the merger or consolidation of any Subsidiary with and into the Borrower.

         Upon the satisfaction (or waiver in accordance with Section 9.05) of the conditions set forth in this Section 5.11, the Successor shall succeed, and may exercise every right and power of, the Borrower under this Agreement and the Promissory Notes with the same effect as if the Successor had been originally named as the Borrower herein and in the Promissory Notes, and the Borrower shall be relieved of its obligations under this Agreement and the Promissory Notes.

         (b) The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer, in any transaction or series of related transactions, to any Person (other than the Borrower, a Subsidiary, a Person of which the Borrower is a Subsidiary or a Subsidiary of such a Person) any Property (including, without limitation, the stock of any Subsidiary) having a net book value in excess of 15% of Consolidated Assets determined as of the end of the fiscal quarter of the Borrower most recently ended at the time of such sale or other transaction, or Property (including without limitation, stock of a Subsidiary) which contributed in excess of 15% of Consolidated EBIT for the fiscal year of the Borrower most recently ended at the time of such sale or other transaction.

         SECTION 5.12. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes, including, without limitation, capital expenditures and (subject to the following sentence) acquisitions. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

         SECTION 5.13. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate (collectively, "AFFILIATE TRANSACTIONS"); provided, however, that the foregoing provisions of this Section 5.13 shall not prohibit the Borrower or any of its Subsidiaries from: (a) making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which the Borrower would reasonably expect to be obtained in a similar transaction with a Person which is not an Affiliate at such time, (b) making payments of principal, interest and premium on any Debt of the Borrower or such Subsidiary held by an Affiliate if the terms of such Debt are at least as favorable to the Borrower or such Subsidiary as the terms which the Borrower would reasonably expect to have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate, (c) participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Borrower or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates, (d) paying or granting reasonable compensation and benefits to any director, officer, employee or agent of the Borrower or any Subsidiary, (e) paying reasonable legal fees and expenses to a law firm of which an Affiliate is a member or (f) engaging in any Affiliate Transaction not otherwise addressed in subsections (a) - (e) of this Section 5.13, the consummation of which could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.14. Additional Subsidiary Guarantors. If, subsequent to the New Borrower Date, any Person shall become a Required Significant Subsidiary of the Borrower, the Borrower shall cause such Person to become a Subsidiary Guarantor within 30 days after such Person became a Significant Subsidiary of the Borrower.

                                    ARTICLE 6

                                    DEFAULTS

         SECTION 6.01. Events of Defaults. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing and shall not have been waived in accordance with Section 9.05:

         (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within three Domestic Business Days of the due date thereof any interest on any Loan or any fees payable hereunder;

         (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.08, 5.09 or 5.14;

         (c) the Borrower shall fail to observe or perform any covenant contained in Section 5.07 or Sections 5.10 to 5.13, inclusive, and such failure shall not be remedied within five days after any Responsible Officer obtains actual knowledge thereof;

         (d) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) of this Section 6.01) for 10 days after notice thereof has been given to the Borrower by the Agent at the request of any Bank;

         (e) any representation, warranty, certification or statement made in writing by the Borrower or any Guarantor in the Financing Documents or in any certificate, financial statement or other document required to be delivered to the Agent or any of the Banks pursuant to the Financing Documents shall prove to have been incorrect in any material respect when made (or deemed made);

         (f) there shall occur any Guarantor Event of Default (as defined in the Parent Guarantee);

         (g) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt when due (after giving effect to any applicable grace period);

         (h) any event or condition shall occur that results in the acceleration of the maturity of any Material Debt or that entitles the holder or holders of any Material Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof;

         (i) the Borrower or any Significant Subsidiary shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or (ii) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other similar proceeding commenced against it, or (iii) make a general assignment for the benefit of creditors, or (iv) fail generally to pay its debts as they become due, or (v) take corporate action authorizing any of the foregoing;

         (j) (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, and such involuntary case or other proceeding shall remain in effect and undismissed and unstayed for a period of 60 consecutive days or (ii) an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

         (k) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

         (l) a judgment or order for the payment of money in excess of $30,000,000 (after deducting amounts covered by insurance, except to the extent that the insurer providing such insurance has declined such coverage) shall be rendered against the Borrower or any Subsidiary and, within 60 days after entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or order is not discharged;

         (m) the Borrower shall cease to be a Wholly-Owned Consolidated Subsidiary of the Parent Guarantor;

         (n) the Borrower or any Subsidiary shall fail to make any payment owing by it in respect of any performance bond, performance guaranty or bank guaranty issued in lieu of a performance bond or performance guaranty (other than a payment which is disputed by the Borrower or such Subsidiary in good faith), and the aggregate of all such defaulted payments shall exceed $50,000,000 at any one time for the Borrower and its Subsidiaries; or

         (o) any Financing Document shall cease to be valid and enforceable (except for the termination of a Subsidiary Guarantee in accordance with its terms); or any Obligor shall so assert in writing;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 60% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Promissory Notes evidencing more than 60% in aggregate principal amount of the Loans, by notice to the Borrower declare the Promissory Notes (together with accrued interest thereon) to be, and the Promissory Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in subsection (i) or (j) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Promissory Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                    ARTICLE 7

                                    THE AGENT

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York (and any successor acting as Agent) and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

         SECTION 7.03. Action by Agent. The obligations of the Agent under the Financing Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Subsidiary Guarantees, the Parent Guarantee, the Promissory Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by or on behalf of the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and its own decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, subject to the consent of the Borrower. If no successor Agent shall have been so appointed by the Required Banks and consented to by the Borrower and shall have accepted such appointment within 45 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Financing Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Agent.

         SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon in writing between the Borrower and the Agent.


                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

         (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

         (b) in the case of CD Loans or Euro-Dollar Loans, Banks holding 50% or more of the aggregate amount of the affected Loans advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon, until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (which the Agent agrees to do promptly upon such circumstances ceasing to exist), (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least one Domestic Business Day before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.02. Illegality. If, on or after the date of this Agreement, any Bank has determined in its reasonable judgment that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice specifying the circumstances giving rise to such suspension to the other Banks and the Borrower, whereupon, until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist), the obligation of such Bank to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank in the good faith exercise of its discretion, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date of this Agreement, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, any Bank has determined in its reasonable judgment that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding
(i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Promissory Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Promissory Note with respect thereto, by an amount deemed by such Bank to be material to such Bank, then, within 15 days after written demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date of this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after written demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date of this Agreement, which will entitle such Bank to compensation pursuant to this Section; provided that (i) if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall only be entitled to payment under this Section 8.03 for costs incurred from and after the date 90 days prior to the date that such Bank does give such notice and (ii) each such Bank will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank in the good faith exercise of its discretion, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the basis used to determine such amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank will use reasonable averaging and attribution methods and will have a reasonable basis for any assumptions it makes in connection therewith.

         SECTION 8.04. Taxes. (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Promissory Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on or measured by its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as its "TAXES", and all such excluded taxes being hereinafter referred to as its "DOMESTIC TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Promissory Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04 such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Promissory Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Financing Document (hereinafter referred to as "OTHER TAXES").

          (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04 paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. In addition, on and after the New Borrower Date, the Borrower agrees to indemnify the Agent and each Bank for all Domestic Taxes and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case to the extent that such Domestic Taxes result from any payment or indemnification pursuant to this Section for (i) Taxes or Other Taxes imposed by any jurisdiction other than the United States or (ii) Domestic Taxes of the Agent or such Bank, as the case may be. This indemnification shall be made within 15 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

          (d) At the times indicated herein, each Bank organized under the laws of a jurisdiction outside the United States shall provide the Borrower with Internal Revenue Service form 1001 or 4224 (in each case accompanied by any statements which may be required under applicable Treasury regulations), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to receive payments under this Agreement
(i) without deduction or withholding of any United States federal income taxes or (ii) subject to a reduced rate of United States federal withholding tax, unless, in each case of clause (i) and (ii) of this Section 8.04(d), an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or which would prevent the Bank from duly completing and delivering any such form with respect to it and the Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of such taxes. Such forms shall be provided (x) on or prior to the date of the Bank's execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof, and on or prior to the date on which it becomes a Bank in the case of each other Bank, and (y) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by the Bank. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, United States withholding tax at such rate shall be considered excluded from "TAXES" as defined in Section 8.04(a). In addition, to the extent that for reasons other than a change of treaty, law or regulation any Bank becomes subject to an increased rate of United States interest withholding tax while it is a party to this Agreement, United States withholding tax at such increased rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

          (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form in accordance with Section 8.04(d) (unless such failure is excused by the terms of Section 8.04(d)), such Bank shall not be entitled to indemnification under Section 8.04(a) or 8.04(c) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank in the good faith exercise of its discretion, is not otherwise disadvantageous to such Bank.

         SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or
8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist), all Loans which would otherwise be made by such Bank as (or continued as or converted to) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks). If such Bank notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

         SECTION 8.06. Substitution of Bank. If any Bank (i) has demanded compensation for increased costs pursuant to Section 8.03 or 8.04 or is entitled to payments under Section 8.04(a) or (ii) has determined that the making or maintaining of any Euro-Dollar Loan has become unlawful or impossible pursuant to Section 8.02 and similar additional interest or compensation has not been demanded by, or a similar determination has not been made by, all of the Banks, the Borrower shall have the right (with the assistance of the Agent) to designate an Assignee which is not an Affiliate of the Borrower to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto, the outstanding Loans and Commitment of such Bank and to assume all of such Bank's other rights and obligations hereunder without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the principal amount of all of such Bank's outstanding Loans plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of that Bank's Commitment hereunder plus such amount, if any, as would be payable pursuant to Section 2.13 if the outstanding Loans of such Bank were prepaid in their entirety on the date of consummation of such assignment.



                                    ARTICLE 9


                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party provided for hereunder shall be in writing (including, without limitation, bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 9.01 and electronic, telephonic or other appropriate confirmation of receipt is received by the sender, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article 2 or Article 8 shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of the Financing Documents, any waiver or consent hereunder or any amendment thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Borrower agrees to indemnify the Agent and each Bank, their respective Bank Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee (whether or not such Indemnitee shall be designated a party thereto) arising out of any investigative, administrative or judicial proceeding (brought or threatened) relating to or arising out of the Financing Documents, the arrangement, administration, performance or enforcement thereof or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction; provided further that no Indemnitee shall have the right to be indemnified hereunder in connection with any proceedings between it and another Indemnitee which does not relate to the Borrower.

         (c) If any proceeding or claim shall be brought or asserted against any Indemnitee in respect of which indemnity may be sought pursuant to the preceding subsection, such Indemnitee shall promptly notify the Borrower. The Borrower shall not be liable for any costs or expenses in connection with any settlement entered into without its consent.

         SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Promissory Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Promissory Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Promissory Notes held by the other Banks, and such other adjustments shall be made, as may be required, so that all such payments of principal and interest with respect to the Promissory Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Promissory Notes.

         SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Promissory Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment,
(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Promissory Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) release the Parent Guarantor from its obligations under the Parent Guarantee.

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement and subject to subsection (e), (f) and (g) below, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection 9.06(c) or 9.06(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (in an amount equivalent to an original Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Promissory Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Agent, which shall not be unreasonably withheld; provided that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Promissory Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Promissory Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) Notwithstanding anything to the contrary contained in this Section
9.06 but subject to the terms and conditions set forth in this subsection (f), any Bank may from time to time, elect to designate a Conduit to provide all or any part of Loans required to be made by such Bank to the Borrower pursuant to this Agreement or to acquire a participation interest in any Loans extended by such Bank hereunder (a "CONDUIT DESIGNATION"), provided the designation of a Conduit by any Bank for purposes of this Section 9.06(f) shall be subject to the approval of the Borrower. No additional Note shall be required with regard to a Conduit Designation; provided, however, to the extent any Conduit shall advance funds under a Conduit Designation, the designating Bank shall be deemed to hold the Note in its possession as an agent for such Conduit to the extent of the Loan funded by such Conduit. Notwithstanding any such Conduit Designation, (x) the designating Bank shall remain solely responsible to the other parties hereto for its obligations under this Agreement and (y) the Borrower and the Agent may continue to deal solely and directly with the designating Bank as administrative agent for such designating Bank's Conduit, in connection with all of such Conduit's rights and obligations under this Agreement, unless and until the Borrower and the Agent are notified that the designating Bank has been replaced as administrative agent for its Conduit; any payments for the benefit of any designating Bank and its Conduit shall be paid to such designating Bank for itself as administrative agent for its Conduit, as applicable; provided neither the Borrower nor the Agent shall be responsible for any designating Bank's application of any such payments. In addition, any Conduit may (i) with notice to, but without the prior written consent of the Borrower and the Agent, and without paying any processing fee therefor, assign all or portions of its interest in any Loans to the Bank that designated such Conduit or to any financial institutions consented to by the Borrower and the Agent providing liquidity and/or credit facilities to or for the account of such Conduit to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Conduit.

         (g) Each party to this Agreement hereby agrees that, at any time a Conduit Designation is in effect, it shall not institute against, or join any other person in instituting against, any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note issued by such Conduit is paid. This
Section 9.06(g) shall survive the termination of this Agreement.

         SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.08. Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND EACH PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH

IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.10. Waiver of Jury Trial. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.11. Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against the Borrower or for any other reason, any payment under or in connection with this Agreement, is made or satisfied in a currency (the "Other Currency") other than that in which the relevant payment is due (the "Required Currency") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "Payee") to purchase the Required Currency with the other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement, the Borrower shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                             TYCO INTERNATIONAL (US) INC.


                             By:/s/
                                ----------------------------
                               Name:
                               Title: Vice President - Chief Financial Officer


                             By: /s/
                                 ---------------------------
                               Name:
                               Title: Vice President - Treasurer

                             1 Tyco Park
                             Exeter, New Hampshire 03833
                             Facsimile number: 603-778-0108


                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                                By: /s/
                                   ---------------------------
                                    Title: Vice President


                                THE BANK OF NOVA SCOTIA

                                By: /s/
                                   -----------------------------
                                     Name:
                                    Title:


                                BANKERS TRUST COMPANY

                                By: /s/
                                   ------------------------------
                                     Name:
                                     Title:

                                 COMMERZBANK AG, NEW YORK BRANCH


                                 By: /s/
                                    ----------------------------
                                      Name:
                                      Title:


                                 By: /s/
                                    ----------------------------
                                      Name:
                                      Title:


                                 CREDIT SUISSE FIRST BOSTON

                                 By: /s/
                                    ----------------------------
                                      Name:
                                      Title:


                                 By: /s/
                                     ----------------------------
                                       Name:
                                       Title:


                                 MARINE MIDLAND BANK


                                 By: /s/
                                     ----------------------------
                                      Name:
                                      Title:


                                 MELLON BANK, N.A.

                                 By: /s/
                                     ----------------------------
                                      Name:
                                      Title:

                                CREDIT LYONNAIS NEW YORK BRANCH


                                By: /s/
                                    ----------------------------
                                     Name:
                                     Title:


                                NATIONSBANK, N.A.


                                By: /s/
                                    ----------------------------
                                     Name:
                                     Title:


                                TORONTO DOMINION (TEXAS), INC.


                                By: /s/
                                    ----------------------------
                                     Name:
                                     Title:


                                UNION BANK OF SWITZERLAND,
                                     NEW YORK BRANCH


                                By: /s/
                                    ----------------------------
                                     Name:
                                     Title:


                                 By: /s/
                                     ----------------------------
                                      Name:
                                      Title:

                                 BANK BRUSSELS LAMBERT


                                 By: /s/
                                     ----------------------------
                                      Name:
                                      Title:


                                 By: /s/
                                     ----------------------------
                                      Name:
                                      Title:


                                 BANQUE NATIONALE DE PARIS


                                 By: /s/
                                     ----------------------------
                                      Name:
                                      Title:


                                 By: /s/
                                     ----------------------------
                                      Name:
                                      Title:



                                NATIONAL WESTMINSTER BANK PLC NEW
                                      YORK BRANCH


                                  By: /s/
                                      ----------------------------
                                      Name:
                                      Title:

                                NATIONAL WESTMINSTER BANK PLC
                                      NASSAU BRANCH

                                  By: /s/
                                      ----------------------------
                                      Name:
                                      Title:

                                THE BANK OF NEW YORK


                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:


                                ABN AMRO BANK N.V.


                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:


                                BANCA COMMERCIALE ITALIANA -
                                   NEW YORK BRANCH


                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:


                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:


                                BANCA NAZIONALE DEL LAVORO S.p.A. -
                                   NEW YORK BRANCH


                                   By: /s/
                                      ----------------------------
                                       Name:
                                       Title:


                                   By: /s/
                                      ----------------------------
                                       Name:
                                       Title:

                                BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION


                                   By: /s/
                                      ----------------------------
                                       Name:
                                       Title:


                                BANK OF MONTREAL, CHICAGO BRANCH


                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:


                                BANK OF TOKYO-MITSUBISHI
                                   TRUST COMPANY, NEW YORK BRANCH


                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:


                                BANKBOSTON, N.A.


                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:


                                CITIBANK, N.A.


                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:

                                THE FIRST NATIONAL BANK OF CHICAGO


                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:


                                FIRST UNION NATIONAL BANK

                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:


                                FLEET BANK - NH


                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:


                                ISTITUTO BANCARIO SAN PAOLO
                                   DI TORINO SPA


                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:


                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:


                                KEYBANK NATIONAL ASSOCIATION


                                   By: /s/
                                      ----------------------------

                                      Name:
                                      Title:


                                STANDARD CHARTERED BANK


                                   By: /s/
                                      ----------------------------
                                      Name:
                                      Title:



                                MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK, as Agent


                                   By:/s/
                                      ----------------------------
                                      Title: Vice President

                                      60 Wall Street
                                      New York, New York 10260-0060
                                      Attention:
                                      Telex number: 177615
                                      Facsimile number: 212-648-5018

                                    APPENDIX

                               COMMITMENT SCHEDULE

Morgan Guaranty Trust Company of New York                     $   108,888,888.89
The Bank of Nova Scotia                                            97,222,222.22
Bankers Trust Company                                              97,222,222.22
Commerzbank AG, New York Branch                                    97,222,222.22
Credit Suisse First Boston                                         97,222,222.22
Marine Midland Bank                                                97,222,222.22
Mellon Bank, N.A.                                                  97,222,222.22
Credit Lyonnais New York Branch                                    77,777,777.78
NationsBank, N.A.                                                  77,777,777.78
Toronto Dominion (Texas), Inc.                                     77,777,777.78
Union Bank of Switzerland, New York Branch                         77,777,777.78
Bank Brussels Lambert                                              50,555,555.56
Banque Nationale de Paris                                          50,555,555.56
National Westminster Bank PLC                                      50,555,555.56
The Bank of New York                                               50,555,555.56
ABN AMRO Bank N.V.                                                 38,888,888.89
Banca Commerciale Italiana - New York Branch                       38,888,888.89
Banca Nazionale del Lavoro S.p.A. - New York Branch                38,888,888.89
Bank of America NT & SA                                            38,888,888.89
Bank of Montreal, Chicago Branch                                   38,888,888.89
Bank of Tokyo-Mitsubishi Trust Company                             38,888,888.89
BankBoston, N.A.                                                   38,888,888.89
Citibank, N.A.                                                     38,888,888.89
The First National Bank of Chicago                                 38,888,888.89
First Union National Bank                                          38,888,888.89
Fleet Bank - NH                                                    38,888,888.89
Istituto Bancario San Paolo Di Torino SpA                          38,888,888.89
KeyBank National Association                                       38,888,888.89
Standard Chartered Bank                                            38,888,888.89
                                                              ------------------
Total Commitments                                             $ 1,750,000,000.00

                                                                       EXHIBIT A


                                 PROMISSORY NOTE


                                                              New York, New York
                                                                          , 1998


         For value received, [NAME OF BORROWER], a ___________ corporation (the "Borrower"), promises to pay to the order of (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This promissory note is one of the Promissory Notes referred to in the 364-Day Credit Agreement dated as of February 13, 1998 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

         Except as permitted by Section 9.06 of the Credit Agreement, this Promissory Note may not be assigned by the Bank to any other Person.

         This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.


                               [NAME OF BORROWER]

                                   By________________________
                                     Title:

                                   By________________________
                                     Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

-------------------------------------------------------------------------------
          Amount      Type       Amount of     Unpaid
            of         of        Principal    Principal    Maturity  Notation
Date       Loan       Loan        Repaid       Amount       Date      Made By
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                                                       EXHIBIT B

                       Form of Money Market Quote Request


 [Date]

To:   Morgan Guaranty Trust Company of New York
      (the "Agent")

From: [Name of Borrower]

            Re: 364-Day Credit Agreement (the "Credit Agreement") dated as of February 13, 1998 among the Borrower, the Banks listed on the signature pages thereof and the Agent

      We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

         Date of Borrowing: __________________

         Principal Amount*                           Interest Period**

         $

      Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

      Terms used herein have the meanings assigned to them in the Credit Agreement.

                       [NAME OF BORROWER]

                                   By -----------------------------------------
                                      Title:

                                   By -----------------------------------------
                                      Title:

      *Amount must be $10,000,000 or a larger multiple of $1,000,000.

      **Not less than one month (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                       EXHIBIT C

                   Form of Invitation for Money Market Quotes


To:      [Name of Bank]

            Re: Invitation for Money Market Quotes to [Name of Borrower] (the "Borrower")


         Pursuant to Section 2.03 of the 364-Day Credit Agreement dated as of February 13, 1998 among the Borrower, the Banks parties thereto and the undersigned, as Agent (the "Credit Agreement"), we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

         Date of Borrowing: __________________

         Principal Amount            Interest Period
         ----------------            ---------------


         $

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                   MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK

                                   By  ----------------------------------------
                                       Authorized Officer

                                                                       EXHIBIT D

                           Form of Money Market Quote

To: Morgan Guaranty Trust Company of New York, as Agent

         Re:      Money Market Quote to [Name of Borrower]. (the "Borrower")

         In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

         1.       Quoting Bank: ________________________________

         2.       Person to contact at Quoting Bank:

                  _______________________________________

         3.       Date of Borrowing: ____________________*

         4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

         Principal Interest Money Market

         Amount**          Period***    [Margin****]    [Absolute Rate*****]

         $

         $

         [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

         ___________

         * As specified in the related Invitation.

         ** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

          (notes continued on following page)

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the 364-Day Credit Agreement dated as of February 13, 1998 (the "Credit Agreement") among the Borrower, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part, in accordance with Section 2.03(f) of the Credit Agreement.

         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                          Very truly yours,


                                          [NAME OF BANK]

Dated:_______________                     By:__________________________
                                               Authorized Officer



__________
*** Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

***** Specify rate of interest per
annum (to the nearest 1/10,000th of 1%).

                                                                     EXHIBIT E-1

                       Form of Opinion of General Counsel
                                 of the Borrower


                                [Effective Date]


To the Banks and the Agent
Named on the Attached Distribution List
c/o Morgan Guaranty Trust Company
of New York, As Agent
60 Wall Street
New York, New York 10260
Ladies and Gentlemen:


         I am the General Counsel of Tyco International (US) Inc., a Massachusetts corporation (the "Borrower") and am rendering this opinion in connection with that certain 364-Day Credit Agreement and that certain Extendible 364-Day Credit Agreement (collectively, the "Credit Agreements"), each dated as of February 13, 1998, among the Borrower, the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent. This opinion is being delivered to you pursuant to Section 3.01(e) of each Credit Agreement. Each term defined in the Credit Agreements and used herein, but not otherwise defined herein, has the meaning ascribed thereto in the Credit Agreements.

         In connection with the opinion set forth herein, I have reviewed the Credit Agreements, the Promissory Notes of the Borrower and the Parent Guarantee and have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Restated Articles of Organization and By-laws of the Borrower, each as in effect on the date hereof and (ii) such other documents, records, certificates and instruments as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

         In my examination, I have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to me as originals, the conformity to the originals of all copies submitted to me as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact material to this opinion, I have relied, without independent investigation or verification, upon statements, representations and certificates of officers and other representatives of the Borrower and certificates of public officials. In addition, I have assumed that (i) the Credit Agreements have been validly authorized, executed and delivered by all parties thereto (other than the Borrower), (ii) each party to the Credit Agreements (other than the Borrower) has been duly organized and is a corporation or other entity validly existing and in good standing (to the extent applicable) under the laws of its respective jurisdiction of organization, with the full corporate or other organizational power to execute and deliver the Credit Agreements and to perform its respective obligations thereunder, (iii) the Credit Agreements constitute the legal, valid and binding obligations of the respective parties thereto (other than the Borrower) enforceable against such parties in accordance with their respective terms, (iv) the execution and delivery of the Credit Agreements by each party thereto (other than the Borrower) and the performance by such parties of their respective obligations thereunder do not violate such parties' respective articles or certificate of incorporation or by-laws, or other organizational documents, and (v) the execution, delivery and performance by each party to the Credit Agreements (other than the Borrower) and the performance by such parties of their respective obligations thereunder do not violate any agreement, judgment, injunction, decree, order of any governmental authority, other instrument, law or regulation applicable to such party.

         Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, it is my opinion that:

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals (collectively, the "Consents") required to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence on the date hereof, reasonably be expected to have a Material Adverse Effect.

         2. The execution, delivery and performance by the Borrower of the Credit Agreements and the Promissory Notes (a) are within the Borrower's corporate powers; (b) have been duly authorized by all necessary corporate action on the part of the Borrower; (c) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on the part of the Borrower; and (d) do not contravene, or constitute a default by the Borrower under, any provision of (i) applicable law or regulation, (ii) the certificate of incorporation or by-laws of the Borrower or, (iii) any agreement or instrument evidencing or governing Debt of the Borrower, or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower.

         3. Each Credit Agreement constitutes a valid and binding agreement of the Borrower and each Promissory Note constitutes a valid and binding obligation of the Borrower.

         4. There is no action, suit or proceeding pending against, or, to the best of my knowledge, threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could, based upon the facts and circumstances in existence on the date hereof, reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Financing Documents.

         5. Each of the Borrower's corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so incorporated, existing or in good standing could not, based upon the facts and circumstances existing on the date hereof, reasonably be expected to have a Material Adverse Effect, and has all corporate powers and all Consents required to carry on its business as now conducted other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence on the date hereof, reasonably be expected to have a Material Adverse Effect.

         The opinion set forth herein is subject to the following qualifications and limitations:

         (a) The enforceability of the Credit Agreements and the Promissory Notes may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other similar laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

         (b) The enforceability of the Credit Agreements and the Promissory Notes is or will be subject to the application of and may be limited by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt under certain circumstances including, without limitation, upon the occurrence of a default deemed immaterial, or might decline to order the Borrower or any of the other parties to the Financing Documents to perform covenants. Such principles as applied by a court might include a requirement that a creditor act with reasonableness and in good faith. Thus, I express no opinion as to the validity or enforceability of (i) provisions restricting access to legal or equitable remedies, such as the specific performance of executory covenants, (ii) provisions that purport to establish evidentiary standards, (iii) provisions relating to waivers, severability, set-off, or delay or omission of enforcement of rights or remedies, and (iv) provisions purporting to convey rights to persons other than parties to the Financing Documents.

         (c) The remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (d) I have not been requested to render, and with your permission I do not express, any opinion as to the applicability to any provision of the Financing Documents, of Section 548 of the Federal Bankruptcy Code, Article 10 of the New York Debtor & Creditor Law, or any other fraudulent conveyance, insolvency or transfer laws or any court decisions with respect to any of the foregoing.

         I call your attention to the fact that I am admitted to practice law only in the State of New York and the Commonwealth of Massachusetts, and, in rendering the foregoing opinion, I do not express any opinion as to any laws other than the laws of the State of New York, the Commonwealth of Massachusetts and the Federal laws of the United States of America.

         The opinion expressed herein is based upon the laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial decision, or otherwise.

         This opinion is being delivered to you solely for your benefit in connection with the Financing Documents, and neither this opinion nor any part hereof may be delivered to, or used, referred to or relied upon, by any other person or for any other purpose without my express prior written consent, except that any person who is a permitted successor or assign of a Bank in accordance with the provisions of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

                                            Very truly yours,

                                                                     EXHIBIT E-2

                       Form of Opinion of General Counsel
                of the Borrower on Behalf of the Parent Guarantor


                                [Effective Date]


To the Banks and the Agent
Named on the Attached Distribution List
c/o Morgan Guaranty Trust Company
of New York, As Agent
60 Wall Street
New York, New York 10260
Ladies and Gentlemen:


         I am the General Counsel of Tyco International (US) Inc., a Massachusetts corporation and a wholly owned indirect subsidiary of Tyco International Ltd., a Bermuda corporation (the "Parent Guarantor") and am rendering this opinion in connection with that certain Parent Guarantee (the "Parent Guarantee"), dated as of February 13, 1998, entered into by the Parent Guarantor pursuant to that certain 364-Day Credit Agreement and that certain Extendible 364- Day Credit Agreement (collectively, the "Credit Agreements"), each dated as of February 13, 1998, among Tyco International (US) Inc. (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent. This opinion is being delivered to you pursuant to Section 3.01(e) of each Credit Agreement. Each term defined in the Credit Agreements and used herein, but not otherwise defined herein, has the meaning ascribed thereto in the Credit Agreements.

         In connection with the opinion set forth herein, I have reviewed the Credit Agreements, the Promissory Notes of the Borrower and the Parent Guarantee and have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the [Memorandum of Association and By-laws] of the Parent Guarantor, each as in effect on the date hereof and (ii) such other documents, records, certificates and instruments as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

         In my examination, I have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to me as originals, the conformity to the originals of all copies submitted to me as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact material to this opinion, I have relied, without independent investigation or verification, upon statements, representations and certificates of officers and other representatives of the Parent Guarantor and certificates of public officials.

         Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, it is my opinion that:

         1. The execution, delivery and performance by the Parent Guarantor of the Parent Guarantee (a) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on the part of the Parent Guarantor; and (b) do not contravene, or constitute a default by the Parent Guarantor under, any provision of (i) applicable law or regulation or
(ii) any agreement or instrument evidencing or governing Debt of the Parent Guarantor, or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Parent Guarantor.

         2. The Parent Guarantee constitutes a valid and binding obligation of the Parent Guarantor.

         3. There is no action, suit or proceeding pending against, or, to the best of my knowledge, threatened against or affecting, the Parent Guarantor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could, based upon the facts and circumstances in existence on the date hereof, reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Financing Documents.

         4. Each of the Parent Guarantor's corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so incorporated, existing or in good standing could not, based upon the facts and circumstances existing on the date hereof, reasonably be expected to have a Material Adverse Effect, and has all corporate powers and all Consents required to carry on its business as now conducted other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence on the date hereof, reasonably be expected to have a Material Adverse Effect.

         The opinion set forth herein is subject to the following qualifications and limitations:

         (a) The enforceability of the Parent Guarantee may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other similar laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

         (b) The enforceability of the Parent Guarantee is or will be subject to the application of and may be limited by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt under certain circumstances including, without limitation, upon the occurrence of a default deemed immaterial, or might decline to order the Parent Guarantor or any of the other parties to the Financing Documents to perform covenants. Such principles as applied by a court might include a requirement that a creditor act with reasonableness and in good faith. Thus, I express no opinion as to the validity or enforceability of (i) provisions restricting access to legal or equitable remedies, such as the specific performance of executory covenants, (ii) provisions that purport to establish evidentiary standards,
(iii) provisions relating to waivers, severability, set-off, or delay or omission of enforcement of rights or remedies, and (iv) provisions purporting to convey rights to persons other than parties to the Financing Documents.

         (c) The remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (d) I have not been requested to render, and with your permission I do not express, any opinion as to the applicability to any provision of the Financing Documents, of Section 548 of the Federal Bankruptcy Code, Article 10 of the New York Debtor & Creditor Law, or any other fraudulent conveyance, insolvency or transfer laws or any court decisions with respect to any of the foregoing.

         I call your attention to the fact that I am admitted to practice law only in the State of New York and the Commonwealth of Massachusetts, and, in rendering the foregoing opinion, I do not express any opinion as to any laws other than the laws of the State of New York, the Commonwealth of Massachusetts and the Federal laws of the United States of America. Insofar as the foregoing opinion involves matters governed by the laws of Bermuda, I have relied, without independent investigation, upon the opinion of ____________, a copy of which has been delivered to you.

         The opinion expressed herein is based upon the laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial decision, or otherwise.

         This opinion is being delivered to you solely for your benefit in connection with the Financing Documents, and neither this opinion nor any part hereof may be delivered to, or used, referred to or relied upon, by any other person or for any other purpose without my express prior written consent, except that any person who is a permitted successor or assign of a Bank in accordance with the provisions of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

                                                     Very truly yours,

                                                                       EXHIBIT F


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  FOR THE AGENT



To the Banks and the Agent
Referred to Below
c/o Morgan Guaranty Trust Company
of New York, as Agent
60 Wall Street
New York, New York 10260

Dear Sirs:


         We have participated in the preparation of the 364-Day Credit Agreement and the Extendible 364-Day Credit Agreement (collectively, the "Credit Agreements"), each dated as of February 13, 1998, among Tyco International (US) Inc., a Massachusetts corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(f) of the Credit Agreements. Terms defined in the Credit Agreements are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that each Credit Agreement constitutes a valid and binding agreement of the Borrower, that each Promissory Note delivered on the date hereof constitutes a valid and binding obligation of the Borrower and that the Parent Guarantee constitutes a valid and binding obligation of the Parent Guarantor, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, (i) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect and (ii) insofar as the foregoing opinion involves matters governed by the laws of Massachusetts or Bermuda, we have relied, without independent investigation, upon the respective opinions of the General Counsel of the Borrower [and the Parent Guarantor] and of Appleby, Spurling & Kempe, special Bermuda counsel for the Parent Guarantor, copies of which have been delivered to you.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent, except that any person who is a permitted successor or assign of a Bank in accordance with the provisions of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

                                Very truly yours,

                                                                       EXHIBIT G


                       ASSIGNMENT AND ASSUMPTION AGREEMENT



         AGREEMENT dated as of _________, ____ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), [NAME OF BORROWER] (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").



                               W I T N E S S E T H

         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the 364-Day Credit Agreement dated as of February 13, 1998 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

         WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Borrower and the Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that facility fees in respect of the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

--------
              *Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

         SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    [ASSIGNOR]

                                        By
                                           ------------------------------------
                                          Title:

                                    [ASSIGNEE]

                                        By
                                          -------------------------------------
                                          Title:

                                    [NAME OF BORROWER]

                                        By
                                           ------------------------------------
                                          Title:

                                     MORGAN GUARANTY TRUST
                                     COMPANY OF NEW YORK

                                        By
                                            -----------------------------------
                                          Title:

                                                                       EXHIBIT H

                              SUBSIDIARY GUARANTEE

                            Dated as of ____________


         WHEREAS, [Name of Borrower], a ___________ corporation, has entered into a 364-Day Credit Agreement and an Extendible 364-Day Credit Agreement (collectively, as the same may be amended from time to time, the "Credit Agreements") each dated as of February 13, 1998 among the Borrower, the banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as Agent, pursuant to which the Borrower is entitled, subject to certain conditions, to borrow up to $2,250,000,000;

         WHEREAS, in conjunction with the transactions contemplated by the Credit Agreements and in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the undersigned (together with its successors, the "Guarantor") and in order to induce the Banks and the Agent to enter into the Credit Agreements and to make Loans thereunder, the Guarantor is willing to guarantee the obligations of the Borrower under the Credit Agreements and the Promissory Notes issued thereunder;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:



                                     ARTICLE


                                   DEFINITIONS

         SECTION 1. Definitions. Terms defined in the Credit Agreements and not otherwise defined herein are used herein as therein defined (e.g., a "Loan" is a Loan made pursuant to either Credit Agreement and a "Promissory Note" is a Promissory Note issued pursuant to either Credit Agreement). In addition the following terms, as used herein, have the following meanings:

         "Guaranteed Obligations" means (i) all obligations of the Borrower in respect of principal of and interest on the Loans and the Promissory Notes, (ii) all other amounts payable by the Borrower under either Credit Agreement or any Promissory Note and (iii) all renewals or extensions of the foregoing, in each case whether now outstanding or hereafter arising. The Guaranteed Obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing and are payable by the Borrower pursuant to either Credit Agreement or any Promissory Note, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more than one of the Obligors, and any such interest, costs, fees and expenses that would have accrued thereon or with respect thereto and would have been payable by the Borrower pursuant to such Credit Agreement or Promissory Note but for the commencement of such case, proceeding or other action.


                                     ARTICLE

                                    GUARANTEE

         SECTION 1. The Guarantees. Subject to Section 3, the Guarantor hereby unconditionally and irrevocably guarantees to the Banks and the Agent and to each of them, the due and punctual payment of all Guaranteed Obligations as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof. In case of failure by the Borrower punctually to pay the indebtedness guaranteed hereby, the Guarantor, subject to
Section 3, hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrower.

         SECTION 2. Guarantee unconditional. The obligations of the Guarantor under this Article 2 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Financing Document, by operation of law or otherwise;

         (b) any modification or amendment of or supplement to any Financing Document (other than as specified in an amendment or waiver of this Subsidiary Guarantee effected in accordance with Section 3);

         (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guaranty or other liability of any third party, for any obligation of any other Obligor under any Financing Document;

         (d) any change in the corporate existence, structure or ownership of any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Financing Document [(including, without limitation, any change in the identity of the Borrower from Tyco US to Tyco Luxembourg as contemplated by Section 3.04 of the Credit Agreements)] [to be included in Subsidiary Guarantees issued while Tyco US is the Borrower];

         (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against any other Obligor, the Agent, any Bank or any other Person, whether or not arising in connection with the Financing Documents; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Promissory Note or any other amount payable by any other Obligor under any Financing Document; or

         (g) any other act or omission to act or delay of any kind by any other Obligor, the Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this
Article 2.

         SECTION 3. Limit of Liability. The Guarantor shall be liable under this Subsidiary Guarantee only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any other applicable law.

         SECTION 4. Discharge; Reinstatement in Certain Circumstances. Subject to Section 6, the Guarantor's obligations under this Article 2 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Promissory Notes and all other amounts payable by the Borrower under the Financing Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Promissory Note or any other amount payable by the Borrower under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any other Obligor or otherwise, the Guarantor's obligations under this Article 2 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         SECTION 5. Waiver. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

         SECTION 6. Subrogation and Contribution. (a) The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any other Obligor in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment

          (b) Notwithstanding the provision of subsection (a) of this Section 6, the Guarantor shall have and be entitled to (i) all rights of subrogation or contribution otherwise provided by law in respect of any payment it may make or be obligated to make under this Subsidiary Guarantee and (ii) all claims (as defined under Chapter 11 of Title 11 of the United States Code, as amended, or any successor statute (the "Bankruptcy Code")) it would have against the Borrower or any other Guarantor (each an "Other Party") in the absence of subsection (a) of this Section 6 and to assert and enforce the same, in each case on and after, but at no time prior to, the date (the "Subrogation Trigger Date") which is one year and five days after the Termination Date if, but only if, (x) no Default or Event of Default of the type described in Section 6.01(i) or 6.01(j) of the Credit Agreements with respect to the relevant Other Party has existed at any time on and after the date of this Subsidiary Guarantee to and including the Subrogation Trigger Date and (y) the existence of such Guarantor's rights under this clause (b) would not make such Guarantor a creditor (as defined in the Bankruptcy Code) of such Other Party in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

         SECTION 7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Financing Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Financing Documents shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Banks.



                                     ARTICLE

                         REPRESENTATIONS AND WARRANTIES

         The Guarantor represents and warrants to the Agent and the Banks that:

         SECTION 1. Corporate Existence and Power. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of ___________.

         SECTION 2. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Guarantor of this Subsidiary
Guarantee:

         (a) are within the Guarantor's corporate powers;

         (b) have been duly authorized by all necessary corporate action on the part of the Guarantor;

         (c) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on the part of the Guarantor; and

         (d) do not contravene, or constitute a default by the Guarantor under, any provision of (i) applicable law or regulation, (ii) the certificate of incorporation or by-laws of the Guarantor, or (iii) any agreement or instrument evidencing or governing Debt of the Guarantor or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor.

         SECTION 3. Binding Effect. This Subsidiary Guarantee constitutes a valid and binding obligation of the Guarantor.

         SECTION 4. Not an Investment Company. The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                                     ARTICLE

                                  MISCELLANEOUS

         SECTION 1. Notices. All notices, requests and other communications to be made to or by the Guarantor hereunder shall be in writing (including, without limitation, bank wire, telex, facsimile transmission or similar writing) and shall be given: (a) if to the Guarantor, to it at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as the Guarantor may hereafter specify for the purpose by notice to the Agent and (b) if to any party to either Credit Agreement, to it at its address or telex or facsimile number for notices specified in or pursuant to such Credit Agreement. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section 1 and the appropriate answerback is received,
(ii) if given by facsimile, when such facsimile is transmitted to the facsimile transmission number specified in this Section 1 and electronic, telephonic or other appropriate confirmation of receipt thereof is received by the sender,
(iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section 1.

         SECTION 2. No Waiver. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under this Subsidiary Guarantee or any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 3. Amendments and Waivers. Any provision of this Subsidiary Guarantee may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Guarantor and the Agent with the prior written consent of the Required Banks under the Credit Agreements.

         SECTION 4. Successors and Assigns. This Subsidiary Guarantee is for the benefit of the Banks and the Agent and their respective successors and assigns and in the event of an assignment of the Loans, the Promissory Notes or other amounts payable under the Financing Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. All the provisions of this Subsidiary Guarantee shall be binding upon the Guarantor and its successors and assigns.

         SECTION 5. Taxes. All payments by the Guarantor hereunder shall be made free and clear of Taxes in accordance with Section 8.04 of the Credit Agreements. If the Guarantor is organized under the laws of, or has its principal place of business in, a jurisdiction outside the United States, this
Section 5 shall be modified in a manner satisfactory to the Agent and the Guarantor to indemnify for any foreign taxes which may be applicable.

         SECTION 6. Effectiveness; Termination. (a) This Agreement shall become effective when the Agent shall have received a counterpart hereof signed by the Guarantor.

         (b) The Guarantor may at any time elect to terminate this Subsidiary Guarantee and its obligations hereunder, provided that, after giving effect thereto, no Default shall have occurred and be continuing; and provided further that subsequent to the New Borrower Date, this Subsidiary Guarantee may not be so terminated in respect of any Guarantor which is a Required Significant Subsidiary. If the Guarantor so elects to terminate this Subsidiary Guarantee, it shall give the Agent notice to such effect, which notice shall be accompanied by a certificate of a Responsible Officer to the effect that, after giving effect to such termination, no Default shall have occurred and be continuing. The Agent may if it so elects conclusively rely on such certificate. Upon receipt of such notice and such certificate, unless the Agent determines that a Default shall have occurred and be continuing, the Agent shall promptly deliver to the Guarantor the counterpart of this Subsidiary Guarantee delivered to the Agent pursuant to Section 6(a), and upon such delivery this Subsidiary Guarantee shall terminate and the Guarantor shall have no further obligations hereunder.

         SECTION 7. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 8. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY WAIVES AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed by its authorized officer as of the date first above written.

                                   [GUARANTOR]


                                    By ____________________________
                                       Title:
                                       [Address]
                                       Facsimile Number:

                                                                       EXHIBIT I

            [Form of Opinion of Counsel for the Subsidiary Guarantor]


To the Banks and the Agent
Named on the Attached Distribution List
c/o Morgan Guaranty Trust Company
of New York, as Agent
60 Wall Street
New York, New York 10260

Ladies and Gentlemen:

         I am the [Associate] General Counsel of [Name of Borrower], a __________ corporation (the "Borrower"), and have acted as counsel for [name of Subsidiary Guarantor] (the "Guarantor"), and am rendering this opinion in connection with that certain Subsidiary Guarantee (the "Subsidiary Guarantee"), dated as of __________, entered into by the Guarantor, pursuant to that certain 364-Day Credit Agreement and that certain Extendible 364-Day Credit Agreement (collectively, the "Credit Agreements"), each dated as of February 13, 1998, among the Borrower, the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent. Each term defined in the Subsidiary Guarantee and used herein, but not otherwise defined herein, has the meaning ascribed thereto in the Subsidiary Guarantee. This opinion is being delivered to you pursuant to the Credit Agreements.

         In connection with the opinion set forth herein, I have reviewed the Credit Agreements, the Promissory Notes and the Subsidiary Guarantee and have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the [Certificate of Incorporation] and By-laws of the Guarantor, each as in effect on the date hereof and (ii) such other documents, records, certificates and instruments as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

         In my examination, I have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to me as originals, the conformity to the originals of all copies submitted to be as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact material to this opinion, I have relied, without independent investigation or verification, upon statements, representations and certificates of officers and other representatives of the Guarantor and certificates of public officials.

         Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, it is my opinion that:

         (1) The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of _________________.

         (2) The execution, delivery and performance by the Guarantor of the Subsidiary Guarantee (a) are within the Guarantor's corporate powers; (b) have been duly authorized by all necessary corporate action on the part of the Guarantor; (c) require no action by or in respect of, or filing on the part of the Guarantor with, any governmental body, agency or official, in each case, on the part of the Guarantor; and (d) do not contravene, or constitute a default by the Guarantor under, any provision of (i) applicable law or regulation, (ii) the certificate of incorporation or by-laws of the Guarantor or, (iii) any agreement or instrument evidencing or governing Debt of the Guarantor, or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor.

         (3) The Subsidiary Guarantee constitutes a valid and binding obligation of the Guarantor.

         (4) The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         The opinion set forth herein is subject to the following qualifications and limitations:

         (a) The enforceability of the Subsidiary Guarantee may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other similar laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

         (b) The enforceability of the Subsidiary Guarantee is or will be subject to the application of and may be limited by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt under certain circumstances including, without limitation, upon the occurrence of a default deemed immaterial, or might decline to order the Guarantor to perform covenants. Such principles as applied by a court might include a requirement that a creditor act with reasonableness and in good faith. Thus, I express no opinion as to the validity or enforceability of
(i) provisions restricting access to legal or equitable remedies, such as the specific performance of executory covenants, (ii) provisions that purport to establish evidentiary standards, (iii) provisions relating to waivers, severability, set-off, or delay or omission of enforcement of rights or remedies, and (iv) provisions purporting to convey rights to persons other than parties to the Subsidiary Guarantee.

         (c) The remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (d) I have not been requested to render, and with your permission I do not express, any opinion as to the applicability to any provisions of the Subsidiary Guarantee, of Section 548 of the Federal Bankruptcy Code, Article 10 of the New York Debtor & Creditor Law, or any other fraudulent conveyance, insolvency or transfer laws or any court decisions with respect to any of the foregoing.

         I call your attention to the fact that I am admitted to practice law only in the State of New York and the Commonwealth of Massachusetts, and, in rendering the foregoing opinion, I do not express any opinion as to any laws other than the laws of [the jurisdiction of incorporation of the Guarantor], the State of New York, the Commonwealth of Massachusetts and the Federal laws of the United States of America.

         The opinion expressed herein is based upon the laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial decision, or otherwise.

         This opinion is being delivered to you solely for your benefit in connection with the Subsidiary Guarantee, and neither this opinion nor any part hereof may be delivered to, or used, referred to or relied upon, by any other person or for any other purpose without my express prior written consent, except that any person who is a permitted successor or assign of a Bank in accordance with the provisions of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

                                         Very truly yours,

                                                                       EXHIBIT K

                           Form of Opinion of Counsel
                            for the Parent Guarantor


To the Banks and the Agent
   named on Schedule 1 to this Opinion
c/o Morgan Guaranty Trust Company of New York (as Agent)
60 Wall Street
New York, NY 10260

Dear Sirs,

         Re: TYCO INTERNATIONAL LTD. (THE "COMPANY")

         We have been instructed by the Company to address this opinion to you in connection with the Parent Guarantee, dated as of February 13, 1998 (the "Guarantee"), entered into by the Company in connection with all principal of and interest on amounts loaned to the Borrower under the Financing Documents.

         Unless otherwise defined therein, terms defined in the Guarantee have the same meanings when used in this opinion.

         For the purpose of this opinion, we have been supplied with and have reviewed, and relied upon the following documents:

                  (A) a copy of the executed US $500,000,000 Extendible 364-Day Credit Agreement dated as of February 13, 1998 among the Borrower, the Banks listed on the signature pages thereof and the Agent;

                  (B) a copy of the executed US $1,750,000,000 364-Day Credit Agreement dated as of February 13, 1998 among the Borrower, the Banks listed on the signature pages thereof and the Agent;

                  (C)      a copy of the executed Subsidiary Guarantees;

                  (D)      a copy of the executed Promissory Notes;

The Documents referred to in (a), (b) and (d) inclusive are together referred to as the "Financing Documents".

                  (E)      a copy of the executed Guarantee;

                  (F) certified copies of the Certificate of Incorporation, the Certificate evidencing the change of name of the Company from ADT Limited to TYCO International Ltd. and the Memorandum of Association and the Bye-laws of the Company;

                  (G) a certified copy of the minutes of a meeting of the Board of Directors of the Company held on [ ], 199_ (the
         "Resolutions"); and

                  (H) a certified copy of the Share Certificate evidencing ownership by the Company of [the Borrower].

         We also examined and relied upon:

                  (A) A Certificate of Compliance issued by the Registrar of Companies on Bermuda in respect of the Company on [ ] February, 1998; and

                  (B) Our searches of the documents of public record in relation to the Company maintained by the Registrar of Companies in Bermuda made on [ ] February, 1998 and of the Causes Book maintained by the Registrar of the Supreme Court of Bermuda made on the same date (the "Searches").

         In giving this opinion, we have assumed:

                           (1) the capacity, power and authority of each of the parties other than the company to execute, deliver and perform its obligations under and the due execution and delivery by all parties other than the Company of the Financing Documents and the Guarantee;

                           (2) that each party, other than the Company, has duly authorised, executed, delivered and taken such other action as may be required by such party to enter into and perform the Financing Documents and the Guarantee in the form of the execution copies we have reviewed for the purpose of this opinion without alteration which is material to this opinion and that all such actions were duly authorised when taken;

                           (3) that no authorisation or approval by, or filing with, any governmental or regulatory authority, other than such authorisations, approvals and filings as each party other than the Company has obtained or made, is necessary for such party to duly execute and deliver, or to duly perform all of its obligations under the Financing Documents and the Guarantee, or for the validity and enforceability of the Financing Documents and the Guarantee;

                           (4) that each of the Financing Documents and the Guarantee constitutes the legal, valid and binding obligation of each party to it, other than the Company, and is enforceable against each such party in accordance with its terms;

                           (5) that the Financing Documents are legal, valid and binding under the laws by which they are expressed to be governed and that the Guarantee is legal, valid and binding under the laws of the State of New York by which it is expressed to be governed;

                           (6) that the information disclosed by the Searches has not been materially altered and the Searches did not fail to disclose any material information which has been delivered for filing or registration, but was not disclosed or did not appear on the public file at the time of the Searches;

                           (7) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions herein expressed;

                           (8) the genuineness of all signatures on the documents which we have examined;

                           (9) the conformity to original documents of all documents produced to us as copies and the authenticity of all original documents which, or copies of which, have been submitted to us;

                           (10) the accuracy and completeness of all factual representations made in the Financing Documents, the Guarantee, the Resolutions and any certificates or other documents which we have examined and upon which we have relied;

                           (11) that the Resolutions are in full force and effect and have not been rescinded or altered in any way material to this opinion; and

                           (12) that the Company is entering into its obligations under the Guarantee in good faith and for the purpose of carrying on its commercial business in the ordinary course thereof and that there are reasonable grounds for believing that the transactions contemplated by the Financing Documents will benefit the Company.

         Based upon and subject to the foregoing, and subject to the reservations set out below, to matters not disclosed to us and matters of fact which would affect the conclusion set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

         (i). The Company is a company duly incorporated, duly organised and validly existing under the laws of Bermuda. The Memorandum of Association of the Company has been duly filed in the office of the Registrar of Companies of Bermuda and no other filing, recording, publishing or other act is necessary or appropriate in Bermuda in connection with the transaction as described in the Guarantee except those which have been duly made or performed.

         (ii). The Company has the corporate power and authority to enter into and perform the Guarantee and has taken all corporate action required on its part to authorise the execution, delivery and performance of the guarantee.

         (iii). The execution, delivery and performance of the Guarantee by the Company (i) does not and will not violate the Certificate of Incorporation, Memorandum of Association or Bye-laws of the Company; (ii) conflict with the Companies Act 1981 or any other law or governmental rule or regulation published by the Bermuda Government which is applicable to the Company; and (iii) as far as can be ascertained from the Searches (which are not conclusive) does not and will not violate or conflict with any judgment, order, decree, injunction or award of any authority, agency or court in Bermuda to which the Company is subject.

         (iv). The obligations of the Company as set out in the Guarantee constitute, legal, valid and binding obligations of the Company.

         (v). The Company having been designated as non-resident for the purposes of the Exchange Control Act 1972, it is not necessary for the consent of any authority or agency in Bermuda to be obtained to enable the Company to enter into and perform its obligations set out in the Guarantee.

         (vi). The obligations of the Company under the Guarantee will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of the Company other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application.

         (vii). As far as can be ascertained from the Searches (which are not conclusive), no litigation, arbitration or administrative proceedings of or before any court, arbitrator or governmental instrumentality of or in Bermuda is, to the best of our knowledge, pending with respect to the Company in connection with the Guarantee or the transactions contemplated thereby.

         (viii). The Company will be permitted to make all payments under the Guarantee free of any deduction or withholding therefrom in Bermuda and such payments will not be subject to any tax imposed by the Government of Bermuda or any taxing authority thereof or therein.

         (ix). The entry into, performance and enforcement of the Guarantee will not give rise to any registration fee or to any stamp, excise or other similar tax imposed by the Government of Bermuda or any taxing authority thereof or therein.

         (x). Subject to paragraph (12) and reservation (f) below, it is not necessary or advisable under the laws of Bermuda in order to ensure the validity, effectiveness or enforceability or admissibility in evidence of the Guarantee that the Guarantee be filed, registered or recorded with any Court, public office or other Bermuda regulatory authority.

         (xi). The choice of the laws of the State of New York to govern the Guarantee is a proper, valid and binding choice of law and will be recognised and applied by the courts of Bermuda provided that the point is specifically pleaded and that such choice of law is a valid and binding choice of law under the laws of the State of New York.

         (xii). A final and conclusive judgement obtained in the Courts of the State of New York or Federal Courts of the United States of America against the Company based upon the Guarantee under which a sum of money is payable (other than a sum of money payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or in respect of Multiple Damages as defined in the Protection of Trading Interest Act, 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda, without re-examination of the merits, under the Common Law Doctrine of Obligation. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign judgment are known but, on general principles, we would expect such an application to be successful provided that:

                  (A) the Court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda;

                  (B)      the judgment has not been obtained by fraud;

                  (C) the judgment is not and its enforcement would not be contrary to public policy of Bermuda;

                  (D) the judgment has not been obtained in proceedings contrary to natural justice; and

                  (E) the correct procedures under the laws of Bermuda are duly complied with.

         Neither the Company nor any of its property or assets (or any portion thereof) enjoys, under the laws of Bermuda, immunity from suit, execution, attachment or other legal process in any proceedings in Bermuda in connection with the Guarantee.

         Our reservations are as follows:

         (a) We are admitted to practise law in the Islands of Bermuda and we express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.

         (b) Where an obligation is to be performed in a jurisdiction other than Bermuda, the Courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal or contrary to public policy under the laws of such other jurisdiction.

         (c) We express no opinion as to the availability of equitable remedies, such as specific performance or injunctive relief, or as to matters which are within the discretion of the Courts of Bermuda such as the award of costs or questions relating to forum non-conveniens. Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive any provision of law (whether substantive or procedural) or any right or remedy arising through circumstances not known at the time of entering into the Financing Documents and the Guarantee.

         (d) We express no opinion as to the validity or the binding effect of any obligations of the Borrower in the Financing Documents which provide for the payment by the Borrower of a higher rate of interest on overdue amounts than on amounts which are current. A Bermuda Court, even if it were applying the laws of the State of New York might not give effect to such provision as being contrary to public policy if it could be established that the amount expressed as being payable was such that the provision was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained. The Court will determine and award what it considers to be reasonable damages. Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda Courts have discretion as to the amount of interest if any payable on the amount of a judgment after the date of judgment. If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

         (e) The obligations of the Company under the Guarantee will be subject to any laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights and may also be the subject of the statutory limitation of the time within which such proceedings may be brought.

         (f) To the extent that the Financing Documents, the Guarantee or the transactions contemplated thereunder, create or give rise to the creation of any charge over any assets of the Company, such charge will be registerable under Part V of The Companies Act 1981 of Bermuda. The fee payable for registration of a charge is $425.00. Registration is not compulsory and there is no time limit within which it must be effected. Under Section 55 of the Companies Act, any charge registered will have priority based on the date that it is registered and not on the date of its creation and will have such priority over any unregistered charge. Accordingly, it is advisable to register any such charge.

         (g) Any provision in the Financing Documents or the Guarantee that certain calculations and/or certificates will be conclusive and binding will not be effective if such calculations are fraudulent or erroneous on their face and will not necessarily prevent enquiry into the merits of any claim by an aggrieved party.

         (h) Where a party is vested with a discretion or may determine a matter in its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

         (i) Searches in the register of companies at the office of the Registrar of Companies and in the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the register of companies and the Supreme Court Causes Book do not reveal:

                  (i) whether an application to the Supreme Court for the appointment of a receiver or manager has been presented;

                  (ii) details of matters which have been lodged for registration but have not actually been registered or to the extent they have been registered have not been disclosed or appear in the public records at the date the search is concluded;

                  (iii) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

                  (iv) whether a receiver or manager has been appointed privately out of the Supreme Court pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Act.

         (j) A Bermuda Court may refuse to give effect to any provisions of the Financing Documents or Guarantee in respect of costs of unsuccessful litigation brought before the Court or where that Court has itself made an order for costs.


         This opinion is issued on the basis that it will be governed by and construed in accordance with the provisions of Bermuda law and it is limited to and is given on the basis of the current law and practice in Bermuda and will not give rise to action in any other jurisdiction. It is issued solely for your benefit for the purpose of the transactions described in the Guarantee and it is not to be relied upon by any other person (other than permitted assigns and transferees under the Financing Documents), or for any other purpose, without our prior written consent.

                           Yours faithfully,

                                                                       EXHIBIT L


                             NEW BORROWER AGREEMENT



         AGREEMENT dated as of ___________ among TYCO INTERNATIONAL (US) INC., a Massachusetts corporation ("Tyco US"), TYCO GROUP S.a.r.l., a Luxembourg company ("Tyco Luxembourg"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                                R E C I T A L S:

         WHEREAS, Tyco US is a party to a 364-Day Credit Agreement dated as of February 13, 1998 (as the same has been or may hereafter be amended from time to time, the "Credit Agreement") with the Banks listed therein and the Agent; and

         WHEREAS, any Loans made to Tyco US by the Banks under the Credit Agreement will be prepaid in full not later than the date of effectiveness hereof; and

         WHEREAS, Tyco US and Tyco Luxembourg have elected that Tyco Luxembourg shall become the Borrower under the Credit Agreement and that Tyco US shall cease to be the Borrower thereunder;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

         SECTION 2. New Borrower. Upon the satisfaction of the conditions referred to in Section 3.04 of the Credit Agreement, (i) each of the Banks shall make a Loan to Tyco Luxembourg on the terms and conditions set forth in the Credit Agreement, (ii) the proceeds of such Loans shall fund to the extent necessary an inter-company loan by Tyco Luxembourg to Tyco US, which inter-company loan shall fund in whole or in part the repayment of all loans to Tyco US under the Credit Agreement and the Existing Agreements, (iii) Tyco US shall execute a promissory note in favor of Tyco Luxembourg, in form reasonably satisfactory to Tyco Luxembourg, to evidence such inter-company loans, (iv) Tyco Luxembourg shall become a party to the Credit Agreement and shall be the Borrower thereunder with all the rights of the Borrower thereunder and all liabilities and obligations under the Credit Agreement and the Notes arising from and after the effectiveness of this Agreement and (v) Tyco US shall be released from all liabilities and obligations under the Credit Agreement and the Notes to the extent such liabilities and obligations arise from and after the effectiveness of this Agreement and shall cease to be a party to the Credit Agreement. Nothing in this Section shall affect the obligations of Tyco US as a Subsidiary Guarantor.

         SECTION 3. Judicial Proceedings. (a) Consent to Jurisdiction. Tyco Luxembourg irrevocably submits to the non-exclusive jurisdiction of any federal or New York State court sitting in New York City over any suit, action or proceeding arising out of or relating to the Financing Documents. Tyco Luxembourg irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum. Tyco Luxembourg agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and will be given effect in Luxembourg to the fullest extent permitted by applicable law and may be enforced in any federal or New York State court sitting in New York City (or any other courts to the jurisdiction of which Tyco Luxembourg is or may be subject) by a suit upon such judgment, provided that service of process is effected upon it in one of the manners specified herein or as otherwise permitted by law.

         (b) Appointment of Agent for Service of Process. Tyco Luxembourg hereby irrevocably designates and appoints CT Corporation System having an office on the date hereof at 1633 Broadway, New York, New York 10019 as its authorized agent, to accept and acknowledge on its behalf, service or any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City. Tyco Luxembourg represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Agent. Such designation and appointment shall be irrevocable until all principal and interest and all other amounts payable under the Financing Documents shall have been paid in full in accordance with the provisions hereof. If such agent shall cease so to act, Tyco Luxembourg covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Agent and to deliver promptly to the Agent evidence in writing of such other agent's acceptance of such appointment.

         (c) Service of Process. Tyco Luxembourg hereby consents to process being served in any suit, action, or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City by service of process upon the agent of Tyco Luxembourg, as the case may be, for service of process in such jurisdiction appointed as provided in subsection (b) above; provided that, to the extent lawful and possible, written notice of said service upon such agent shall be mailed by registered airmail, postage prepaid, return receipt requested, to Tyco Luxembourg at its address specified on the signature pages hereof or to any other address of which Tyco Luxembourg shall have given written notice to the Agent. Tyco Luxembourg irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process upon Tyco Luxembourg in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to Tyco Luxembourg.

         (d) No Limitation on Service or Suit. Nothing in this Section shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Agent or any Bank to bring proceedings against Tyco Luxembourg in the courts of any jurisdiction or jurisdictions.

         SECTION 4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 5. Counterparts; This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    TYCO INTERNATIONAL (US) INC.


                                    By
                                          --------------------------------------
                                       Title:


                                    By
                                          --------------------------------------
                                       Title:

                                    TYCO GROUP S.a.r.l.


                                    By
                                          --------------------------------------
                                       Title:


                                    By
                                          --------------------------------------
                                       Title:

                                    MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Agent


                                    By
                                          --------------------------------------
                                       Title:

                                                                       EXHIBIT M


                      Opinion of Counsel of Tyco Luxembourg


Matters to be covered include*:


         (a) Counsel has reviewed (i) the 364-Day Credit Agreement and the Extendible 364- Day Credit Agreement (the "Credit Agreements"), (ii) the Parent Guarantee, (iii) the New Borrower Agreement, (iv) the Promissory Notes executed by Tyco Luxembourg, (v) the [Articles of Organization and By-laws] of Tyco Luxembourg and (vi) such other documents, records, certificates and instruments as are relevant and necessary as the basis for its opinion.

         (b) Tyco Luxembourg is a company duly organized and validly existing under the laws of Luxembourg

         (c) Tyco Luxembourg has all company powers and all material governmental licenses, consents and approvals required to carry on its business as now conducted (other than such powers or consents the failure of which to be obtained could not reasonably be expected to have a Material Adverse Effect).

         (d) The execution, delivery and performance by Tyco Luxembourg of the New Borrower Agreement and the Promissory Notes, and the performance by Tyco Luxembourg of the Credit Agreements (i) are within Tyco Luxembourg's company powers, (ii) have been duly authorized by all necessary company action, (iii) require no action by or filing with any governmental body, agency or official,
(iv) do not contravene or constitute a default under (A) applicable law or regulation, (B) Tyco Luxembourg's charter or by-laws or (C) any agreement or instrument governing Debt of Tyco Luxembourg or any other material agreement, judgment, injunction, order, decree or other instrument binding upon Tyco Luxembourg.

         (e) Each of the Credit Agreements and the New Borrower Agreement constitutes a valid and binding agreement of Tyco Luxembourg, and each Promissory Note constitutes a valid and binding obligation of Tyco Luxembourg.

         (f) There is no action, suit or proceeding pending or threatened against or affecting Tyco Luxembourg or any of its Subsidiaries in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Financing Documents.



--------

         * Terms defined in the Credit Agreements and used herein, but not otherwise defined herein, have the meanings ascribed thereto in the Credit Agreements.

         (g) There is no tax, impost, deduction or withholding imposed by Luxembourg or any political subdivision thereof on or by virtue of the execution, delivery or enforcement of the Financing Documents or any other agreement or instrument relating thereto.

         (h) Each of the Financing Documents is in proper legal form under the laws of Luxembourg for the enforcement thereof against Tyco Luxembourg under the laws of Luxembourg.

         (i) To ensure the legality, validity, enforceability or admissibility in evidence of the Financing Documents in Luxembourg, it is not necessary that the Financing Documents or any other document be filed or recorded with any court or other authority in Luxembourg.

         (j) The choice of the laws of the State of New York to govern the Credit Agreements, the New Borrower Agreement and the Promissory Notes is a valid and binding choice of law an will be recognized and applied by the courts of Luxembourg.

         (k) Any judgment obtained in a state or Federal court sitting in the Borough of Manhattan, City of New York, State of New York, arising out of or in relation to the obligations of Tyco Luxembourg under the Financing Documents would be enforceable in Luxembourg against Tyco Luxembourg.